Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-259893

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated February 10, 2022

Preliminary Prospectus Supplement

(To Prospectus dated December 28, 2021)

SURGALIGN HOLDINGS, INC.

Shares of Common Stock

Warrants to Purchase up to                Shares of Common Stock

Pre-Funded Warrants to Purchase up to                Shares of Common Stock

Underwriter Warrants to Purchase up to                Shares of Common Stock

We are offering up to             shares of our common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to             shares of our Common Stock (the “Warrants”) pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of Common Stock and accompanying Warrant to purchase one share of Common Stock is $            . The Warrants have an exercise price of $             per share, are exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of our Common Stock that are issuable from time to time upon exercise of the Warrants, the Pre-Funded Warrants (as defined below) and the Underwriter Warrants (as defined below).

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of             shares of Common Stock (and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants), in lieu of shares of Common Stock, to those purchasers whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share of Common Stock. The public offering price is $             per Pre-Funded Warrant and accompanying Warrant, which is equal to the public offering price per share of Common Stock and accompanying Warrant less $0.0001. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The shares of Common Stock or Pre-Funded Warrants, as applicable, and the accompanying Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our Common Stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “SRGA.” The last reported sale price of our Common Stock on February 9, 2022 was $0.6267 per share. There is no established trading market for the Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants or the Pre-Funded Warrants will be limited.

The offering is being underwritten on a firm commitment basis. The underwriter may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

The public offering price per share of Common Stock, the public offering price per Pre-Funded Warrant and the public offering price per Warrant will be determined between us, the underwriter, and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our shares of Common Stock.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest. See “Risk Factors” on page S-8 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated herein by reference to read about factors you should consider before buying shares of our Common Stock.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us(2)	$	$	$

(1)

In addition, we have agreed to (i) pay the underwriter a management fee of 1.0% of the aggregate gross proceeds raised in this offering and pay for certain expenses and (ii) issue the underwriter or its designees at the closing of this offering warrants to purchase the number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in this offering (the “Underwriter Warrants”), including shares underlying the Pre-Funded Warrants sold in this offering and including shares sold upon exercise of the option to purchase additional securities. See “Underwriting” beginning on page S-40 for additional information regarding compensation payable to the underwriter.

(2)

The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants, the Pre-Funded Warrants or Underwriter Warrants being issued in connection with this offering.

We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to                 additional shares of our Common Stock at the public offering price of $            per share, and/or Warrants to purchase up to             shares of our Common Stock at the public offering price of $            per Warrant, less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $             and the total proceeds to us, before expenses, will be $            , excluding potential proceeds from the exercise of the Warrants.

Certain of our executive officers and other senior employees, including our Chief Executive Officer, have indicated an interest in purchasing up to an aggregate of approximately $650,000 of securities in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no securities in this offering to such individuals, and such individuals may determine to purchase more, less or no securities in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of our Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about                , 2022, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is                , 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants (and the shares of Common Stock underlying the Warrants, Pre-Funded Warrants and Underwriter Warrants). This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 (File No. 333-259893) with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules, which was declared effective by the SEC on December 28, 2021. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.

We have not authorized, and the underwriter has not authorized, any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants in certain jurisdictions may be restricted by law. We are not making an offer of the Common Stock, Warrants, Pre-Funded Warrants or Underwriter Warrants in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “Surgalign,” “Company,” “we,” “us” and “our” or similar references to refer to Surgalign Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus include our trademarks, trade names and service marks, all of which are our property and are protected under applicable intellectual property laws. This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner forgo or will not assert, to the fullest extent permitted under applicable law, our rights or the rights of any applicable licensors to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus supplement or incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. Accordingly, we urge you to read the entire prospectus supplement, including the information provided under the heading “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein.

About Surgalign Holdings, Inc.

We are a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery. We are developing an augmented reality (AR) and artificial intelligence (AI) digital surgery platform called HOLO™, which we believe is one of the most advanced artificial intelligence technologies being applied to surgery. The technology is designed to automatically segment and identify detailed patient spine anatomy, autonomously create a surgical plan for surgeon review, and then provide visual guidance with augmented reality to the surgeon in the surgical field. In January 2022, we received U.S. Food & Drug Administration (“FDA”) 510(k) clearance for the HOLO Portal™ surgical guidance system utilizing AR and AI to intraoperatively assist spine surgery. HOLO Portal technology combines image-based guidance with AR, automated spine segmentation, and automated surgical planning utilizing proprietary AI software. Intraoperative 3D digital imaging is autonomously processed by the system to create a patient-specific plan that is presented to the surgeon using an AR display. We are developing additional applications based on HOLO AI technology for use in multiple clinical specialties across the continuum of patient care.

Further, in December 2021, we acquired a 42% interest in Inteneural Networks Inc. (“INN”) and a license to its proprietary AI technology for autonomously segmenting and identifying neural structures in medical images and helping identify possible pathological states. This acquisition brings another foundational piece to our development efforts and accelerates our work to bring intercranial functionality to the HOLO™ AI technology platform. We have the ability to acquire the remainder of INN’s outstanding equity interests in three equal tranches upon the achievement of certain regulatory, developmental and revenue-based commercial milestones through 2027.

In addition to our digital health solutions, we have a broad spinal hardware portfolio, including implants for fusion procedures in the lumbar, thoracic, and cervical spine; motion preservation solutions for the lumbar spine; and a minimally invasive surgical implant system for fusion of the sacroiliac joint. We also have a biomaterials portfolio of advanced and traditional orthobiologics. We currently market and sell our products to hospitals, ambulatory surgery centers, and healthcare providers in the United States and in more than 50 countries worldwide. We are headquartered in Deerfield, Illinois, with commercial, innovation and design centers in San Diego, CA; Wurmlingen, Germany; and Warsaw and Poznan, Poland.

Company Information

The original Regeneration Technologies, Inc. (“RTI”) was incorporated in 1997 in Florida as a wholly owned subsidiary of the University of Florida Tissue Bank (“UFTB”). RTI began operations on February 12, 1998 when UFTB contributed its allograft processing operations, related equipment and technologies, distribution arrangements, research and development activities, and certain other assets to RTI. At the time of its initial public offering in August 2000, RTI was reincorporated in the State of Delaware, and in February 2008, RTI changed its name to RTI Biologics, Inc. In July 2013, RTI Biologics, Inc. completed the acquisition of Pioneer Surgical Technology, Inc. and, in connection with the acquisition, changed its name from RTI Biologics, Inc. to RTI Surgical, Inc. On January 4, 2018, RTI Surgical, Inc. entered the sacroiliac joint fusion market with the acquisition of Zyga Technology, Inc., a private commercial-stage company that had developed and begun to commercialize the Simmetry Sacroiliac Joint Fusion System. On March 8, 2019, RTI Surgical, Inc. acquired

Paradigm Spine, LLC (“Paradigm”), a private commercial-stage company focused on motion preservation and non-fusion spinal implant technology whose primary product was the Coflex Interlaminar Stabilization Device, a minimally invasive motion preserving stabilization implant. In connection with the Paradigm transaction, we restructured and RTI Surgical, Inc. became a wholly owned subsidiary of RTI Surgical Holdings, Inc.

On July 20, 2020, we completed the sale of our former original equipment manufacturer businesses (“OEM Businesses”) to Ardi Bidco Ltd. an entity owned and controlled by Montagu Private Equity LLP. As a result of the disposition, our former OEM Businesses and our former business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using certain sterilization processes were sold. In connection with this transaction, we changed our name from RTI Surgical Holdings, Inc. to Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, we changed the ticker symbol for our Common Stock to “SRGA,” and we became a pure-play global spine company.

On October 23, 2020, we acquired Holo Surgical Inc. (“Holo Surgical”) and the technology related to HOLOTM.

Our principal offices are located at 520 Lake Cook Road, Suite 315, Deerfield, Illinois, 60015, and our phone number is (224) 303-4651. We maintain a corporate website at www.surgalign.com. Information on our website, any subsection, page or other subdivision of our website, or any website linked to by content on our website, is not part of this prospectus supplement and will not be deemed to be incorporated by reference herein.

Recent Developments

Nasdaq Deficiency Notice

On December 23, 2021, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for our Common Stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Nasdaq deficiency letter has no immediate effect on the listing our Common Stock, and it will continue to trade on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until June 21, 2022, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 21, 2022, the bid price of our Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance. If the Company does not regain compliance with the Minimum Bid Price Requirement by June 21, 2022, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our Common Stock will become subject to delisting. If we are delisted from Nasdaq, our Common Stock may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our Common Stock, it may be extremely difficult or impossible for stockholders to sell their shares of Common Stock.

We intend to monitor the closing bid price of our Common Stock and will likely be required to seek approval from our stockholders to effect a reverse stock split of the issued and outstanding shares of our

Common Stock. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. Even if the reverse stock split is approved by our stockholders, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

INN Acquisition

On December 30, 2021, we acquired a 42% interest in INN and a non-exclusive license to INN’s proprietary AI technology for autonomously segmenting and identifying neural structures in medical images and helping identify possible pathological states from a group of sellers who included Pawel Lewicki, PhD, a member of our board of directors, and Krzysztof Siemionow, MD, PhD, Chief Medical Officer of Surgalign. The consideration paid by us to such sellers consisted of $5.0 million in cash, 6,820,792 shares of Common Stock and three-year unsecured promissory notes in an aggregate principal amount of approximately $10.6 million. The definitive purchase agreement governing the INN acquisition provides for us to acquire, in three equal tranches (each, a “Subsequent Closing”), all of the remaining issued and outstanding equity interests of INN owned by such sellers, in exchange for an approximately $19.3 million cash payment by us at each Subsequent Closing. The consummation of each of the Subsequent Closings is subject to closing conditions, including but not limited to (i) the achievement of certain regulatory and commercial milestones by specified time periods occurring up to June 30, 2027, (ii) the receipt by us of financing to fund the amount of cash required to satisfy the applicable Subsequent Closing payment within 180 days of the achievement of a milestone and (iii) other customary closing conditions. Reference is hereby made to our Current Report on Form 8-K filed with the SEC on January 5, 2022 which is incorporated by reference herein for additional information regarding the terms and conditions of the INN acquisition.

Holo Milestone Payment

On January 14, 2022, we received FDA 510(k) clearance for the HOLO Portal™ surgical guidance system, the receipt of which satisfies the first milestone under the definitive purchase agreement from the Holo Surgical acquisition. As a result of the satisfaction of the first milestone, the seller, an entity owned by Messrs. Lewicki and Siemionow, was paid $10.0 million in total contingent consideration under the Holo Surgical purchase agreement, comprised of 8,650,000 shares of our Common Stock and a cash payment. Any future contingent payments that may become payable under the Holo Surgical purchase agreement will be payable in cash by us.

Preliminary Fourth Quarter 2021 Financial Results (Unaudited)

Certain consolidated preliminary estimates of our unaudited financial results for the quarter and year ended December 31, 2021 are set forth below, based upon information available to us as of the date of this prospectus supplement. These preliminary estimates are not meant to be a comprehensive statement of our consolidated financial results for the quarter and year ended December 31, 2021 and actual results may differ materially from these estimates following the completion of our financial closing procedures and related adjustments for such periods. We have provided ranges, rather than specific amounts, for the consolidated preliminary estimates of unaudited financial results for the quarter and year ended December 31, 2021 below primarily because our financial closing and audit procedures for the quarter and year ended December 31, 2021 are not yet complete. This preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 10-K for the year ended December 31, 2021 once it becomes available. See the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the information incorporated herein for additional information regarding factors that could result in differences between the preliminary estimated ranges of our unaudited financial results for the quarter and year ended December 31, 2021 below and the actual financial and other data we will report for the quarter and year ended December 31, 2021.

For the quarter ended December 31, 2021, our preliminary global revenue is expected to be within a range of $21.5 - $21.9 million while the preliminary global revenue for the full year ended December 31, 2021, is expected to be within a range of $90.2 - $90.6 million. Further, after taking into account the cash consideration paid for the INN acquisition, as of December 31, 2021, our preliminary cash and cash equivalents are expected not to be below $51.0 million.

The above preliminary estimates as of and for the three months and the twelve months ended December 31, 2021 have been prepared by, and are the responsibility of, management. Grant Thornton LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to such preliminary data. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto.

Summary of the Offering

Common Stock offered by us	shares.

Warrants offered by us	We are also offering Warrants to purchase shares of Common Stock. Each Warrant is exercisable for one share of our Common Stock at an exercise price of $ per share. The Warrants are exercisable immediately and may be exercised at any time until five years from the date of issuance. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering. See “Description of the Securities We Are Offering” on page S-37 of this prospectus supplement.

Pre-Funded Warrants	Pre-Funded Warrants to purchase up to an aggregate of shares of Common Stock. We are also offering to each purchaser the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. The exercise price and number of shares of Common Stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of the Securities We Are Offering” on page S-37 of this prospectus supplement.

Underwriter Warrants	We will issue to the underwriter or its designees at the closing of this offering Underwriter Warrants to purchase the number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in this offering, including shares underlying the Pre-Funded Warrants sold in this offering and including shares sold upon exercise of the option to purchase additional securities. The Underwriter Warrants will be exercisable immediately and will have the same terms as the Warrants described above, except that (i) the exercise price of the Underwriter Warrants will equal 125% of the public offering price per share and accompanying Warrant and (ii) the Underwriter Warrants will expire five years from the commencement of the sales pursuant to this offering. This offering also relates to the shares of Common Stock issuable upon exercise of any Underwriter Warrants sold in this offering. See “Description of the Securities We Are Offering” and “Underwriting” for additional information regarding the Underwriter Warrants.

Common Stock to be outstanding after the offering	shares of Common Stock (or shares of Common Stock if the underwriter exercises its option to purchase additional shares and/or Warrants in full) assuming all of the Pre-Funded Warrants issued in this offering are exercised and no exercise of any Warrants or Underwriter Warrants issued in this offering.

Option to purchase additional shares	We have granted the underwriter an option for a period of 30 days to purchase up to an additional shares of Common Stock and/or Warrants to purchase up to shares of Common Stock.

Use of proceeds	We expect to receive net proceeds of approximately $ million (or $ million if the underwriter exercises its option to purchase additional shares and/or Warrants in full) from this offering, excluding any proceeds that may be received upon the cash exercise of the Warrants, the Pre-Funded Warrants or the Underwriter Warrants, after deducting the estimated offering expenses payable by us, including the underwriting fees. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including preparation for approval, utilization and ongoing development of our digital health offerings. See “Use of Proceeds.”

Nasdaq Global Market Symbol	Our Common Stock is listed on Nasdaq under the symbol “SRGA”. There is no established trading market for the Warrants, or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants, or the Pre-Funded Warrants will be limited.

Insider Participation	Certain of our executive officers and other senior employees, including our Chief Executive Officer, have indicated an interest in purchasing up to an aggregate of approximately $650,000 of securities in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no securities in this offering to such individuals, and such individuals may determine to purchase more, less or no securities in this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our securities.

The number of shares of Common Stock that will be outstanding after this offering is based on 155,293,720 shares of Common Stock outstanding as of February 9, 2022, and also excludes as of such date:

•	2,871,254 shares of Common Stock issuable upon the vesting of outstanding stock options at a weighted average exercise price of $2.7554 per share;

•	5,276,215 shares of Common Stock issuable upon the vesting of outstanding restricted stock units; and

•	825,373 shares of Common Stock reserved for future issuance under our 2018 Incentive Compensation Plan;

•	4,538,714 shares of Common Stock reserved for future issuance under our 2021 Incentive Inducement Plan and 2021 Incentive Compensation Plan;

•	warrants to purchase an aggregate of 28,985,508 shares of Common Stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024;

•	additional warrants to purchase an aggregate of 1,739,130 shares of Common Stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024; and

•	any shares of Common Stock that may become payable pursuant to the terms of the contingent consideration arrangements in connection with our acquisition of Paradigm.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of Common Stock and/or Warrants from us and no exercise of the Warrants, the Pre-Funded Warrants or the Underwriter Warrants offered and sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the other information contained in, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any of our securities. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and Our Common Stock and Warrants

We received a written notice from Nasdaq that we have failed to comply with certain listing requirements of the Nasdaq Stock Market, which could result in our Common Stock being delisted from the Nasdaq Stock Market.

On December 23, 2021, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for our Common Stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until June 21, 2022, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 21, 2022, the bid price of our Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance. If the Company does not regain compliance with the Minimum Bid Price Requirement by June 21, 2022, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our Common Stock will become subject to delisting.

We intend to monitor the closing bid price of our Common Stock and will likely be required to seek approval from our stockholders to effect a reverse stock split of the issued and outstanding shares of our Common Stock. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. Even if the reverse stock split is approved by our stockholders, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

If we are delisted from Nasdaq, our Common Stock may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our Common Stock, it may be extremely difficult or impossible for stockholders to sell their shares of Common Stock. Moreover, if we are delisted from Nasdaq, but obtain a substitute listing for our Common Stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of Common Stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Common Stock is delisted from Nasdaq, the value and liquidity of our Common Stock, Warrants and Pre-Funded Warrants would likely be significantly adversely affected. A delisting of our

Common Stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

If we implement a reverse stock split, liquidity of our Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants may be adversely effected.

We will likely be required to seek approval from our stockholders to effect a reverse stock split of the issued and outstanding shares of our Common Stock in order to regain compliance with the Nasdaq Minimum Bid Requirement. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. The liquidity of the shares of our Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants may be affected adversely by any reverse stock split given the reduced number of shares of our Common Stock that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split.

Following any reverse stock split, the resulting market price of our Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. As of September 30, 2021, our net tangible book value was $47.1 million, or $0.34 per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on the combined offering price of $        per share of Common Stock and accompanying Warrant and our net tangible book value as of September 30, 2021, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $        per share with respect to the net tangible book value of our Common Stock.

There is no public market for the Warrants and Pre-Funded Warrants and Underwriter Warrants being offered in this offering.

There is no established public trading market for the Warrants and Pre-Funded Warrants and Underwriter Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants and Pre-Funded Warrants and Underwriter Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants and Pre-Funded Warrants and Underwriter Warrants will be limited.

Holders of Warrants and Pre-Funded Warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise such Warrants and Pre-Funded Warrants and acquire our Common Stock.

Until holders of Warrants and Pre-Funded Warrants and Underwriter Warrants acquire shares of our Common Stock upon exercise of such warrants, holders of the Warrants and Pre-Funded Warrants and

Underwriter Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of the Warrants and Pre-Funded Warrants and Underwriter Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants being offered may not have value.

The Warrants being offered by us in this offering have an exercise price of $        per share, subject to certain adjustments, and expire five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In the event that the market price of our Common Stock does not exceed the exercise price of the Warrants during the period when they are exercisable, the Warrants may not have any value.

Our stock price has been, and could continue to be, volatile.

There has been significant volatility in the market price and trading volume of equity securities, which may be unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of our stock. The market price and volume of our Common Stock could fluctuate, and in the past has fluctuated, more than the stock market in general. During the 12 months ended January 31, 2022, the market price of our Common Stock has ranged from a high of $3.27 per share to a low of $0.62 per share. You may not be able to resell your shares at or above the price you paid for them due to fluctuations in the market price of our stock. Some factors, in addition to the other risk factors identified above, that could have a significant effect on our stock market price include but are not limited to the following:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	announcements relating to the ongoing SEC investigation into historical revenue recognition practices;

•	ongoing and any new intellectual property and commercial litigation;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in our growth rates or our competitors’ growth rates;

•	developments regarding our patents or proprietary rights or those of our competitors;

•	our inability to raise additional capital as needed;

•	concerns or allegations as to the safety or efficacy of our products;

•	changes in financial markets or general economic conditions;

•	sales of stock by us or members of our management team, our Board, our significant stockholders, or certain institutional stockholders; and

•	changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally.

The future issuance or sale of shares of our Common Stock, or the perception that such issuances or sales could occur, may negatively impact our stock price and you may experience significant dilution as a result of future issuances of our securities.

The sale or availability for sale of substantial amounts of our Common Stock, or the perception that such sales could occur, could adversely impact its price. Our amended and restated articles of incorporation authorize us to issue 300,000,000 shares of our Common Stock. As of February 9, 2022, there were 155,293,720 shares of our Common Stock outstanding. Accordingly, a substantial number of shares of our Common Stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of our Common Stock upon the exercise of outstanding options, in connection with employee benefit plans (including any equity incentive plans and any amendments thereto to increase the total number of authorized shares thereunder) and in connection with contingent payments under acquisition agreements to which we are a party.

In the future, we may decide to raise capital through offerings of our Common Stock, additional securities convertible into or exchangeable for Common Stock, or rights to acquire these securities or our Common Stock. The issuance of additional shares of our Common Stock or additional securities convertible into or exchangeable for our Common Stock could result in dilution of existing stockholders’ equity interests in us. Issuances of substantial amounts of our Common Stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for our Common Stock, and we cannot predict the effect this dilution may have on the price of our Common Stock.

We do not currently intend to pay dividends on our Common Stock for the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We do not anticipate paying any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our Common Stock.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering for working capital and general corporate purposes, including preparation for approval, utilization and ongoing development of our digital health offerings. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If securities analysts do not continue to publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading price for our Common Stock relies, in part, on the research and reports that industry or financial analysts publish about us or our business. If fewer analysts publish research or reports about us, the trading price of our stock would likely decrease. If one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which, in turn, could cause our stock price to decline.

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated bylaws specify that, unless a majority of our Board of Directors (“Board”) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions brought against us by stockholders; provided that, if the Court of Chancery does not have jurisdiction over such action, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, will be the sole and exclusive forum for such action. Our amended and restated bylaws also provide that, unless a majority of our Board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers. The choice of forum provision requiring that the Court of Chancery of the State of Delaware be the exclusive forum for certain actions would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act.

There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents and bylaws has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find these types of provisions to be inapplicable or unenforceable, and if a court were to find the exclusive forum provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

Certain provisions in our charter and bylaws and under Delaware law, and the terms of certain milestone obligations to which we are subject, may inhibit potential acquisition bids for our Company and prevent changes in our management, which may adversely affect the price of our Common Stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change of control of our Company or changes in management that our stockholders might deem advantageous, including transactions in which stockholders might otherwise receive a premium for their shares. As a result of these provisions, the price investors may be willing to pay for shares of our Common Stock may be limited. Moreover, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include the ability of our Board to issue and set the terms of preferred stock, an absence of cumulative voting rights, advance notice procedures and the ability of our Board to amend our amended and restated bylaws without obtaining stockholder approval.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Further, pursuant to the Master Transaction Agreement, dated as of November 1, 2018, pursuant to which we acquired Paradigm, we will be obligated to pay some or all of the milestone payments thereunder that remain unpaid—whether or not we have achieved the milestones—upon a change in control of our Company prior to December 31, 2022. In addition, pursuant to the definitive purchase agreements governing the Holo Surgical and INN acquisitions, any surviving entity or acquiror in a change of control transaction involving our Company will be required to assume any outstanding milestone obligations thereunder. These milestone payments and obligations could likewise discourage or disincentivize a change of control of our Company that our stockholders might otherwise deem advantageous.

Risks Related to Our Business

An investment in our Common Stock involves a high degree of risk. You should consider each of the risks and uncertainties described in this section and all of the other information in this document before deciding to invest in our Common Stock. Any of the risk factors we describe below could severely harm our business, financial condition and results of operations. The market price of our Common Stock could decline if any of these risks or uncertainties develops into actual events and you may lose all or part of your investment.

COVID-19 has had and may continue to have a material, adverse impact on us.

A novel strain of coronavirus, COVID-19, has spread globally, including to the United States, Germany and Poland where we have significant operations. The COVID-19 pandemic has and continues to directly and indirectly materially and adversely affected our business, financial condition, results of operations and prospects. The extent to which these adverse impacts will continue will depend on numerous evolving factors that are highly uncertain, rapidly changing and cannot be predicted with precision or certainty at this time.

Across our operations, although most governmental restrictions on certain medical procedures have been lifted, the pandemic has adversely impacted our business activities, as healthcare resources are still being prioritized for the treatment and management of the outbreak in some cases. Consequently, there are delays in delivering certain elective and non-emergent procedures and significant volatility or reductions in demand for such procedures may continue. The COVID-19 pandemic poses the risk that hospitals and other healthcare providers may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease or due to shutdowns that have been and may continue to be requested or mandated by governmental authorities. Further, disruptions in the manufacture or distribution of our products or in our supply chain may occur as a result of the pandemic or pandemic-related events that result in staffing shortages, production slowdowns, stoppages, or disruptions in delivery systems, any of which could materially and adversely affect our ability to manufacture and/or distribute our products, or to obtain the raw materials and supplies necessary to manufacture and/or distribute our products, in a timely manner, or at all.

COVID-19 has had an adverse effect on the overall productivity of our workforce, and we may be required to continue to take extraordinary measures to ensure the safety of our employees and those of our business partners. In addition, our employees may be required to take time off for extended periods of time due to illness or as a result of government-imposed changes to daily routines. It is unknown how long these disruptions could continue.

As the global outbreak of COVID-19 continues to rapidly evolve, it could continue to materially and adversely affect our revenues, cash flows, business, financial condition, results of operations and prospects for an indeterminate period of time. Notwithstanding recent developments with respect to vaccines for COVID-19, we are unable to accurately predict the full impact that the ongoing pandemic will have due to numerous factors that are not within our control, including its duration and severity. Stay-at-home and shelter-in-place orders, business closures, travel restrictions, supply chain disruptions, employee illness or quarantines, and other extended periods of interruption to our business have resulted and could continue to result in disruptions to our operations. These interruptions have had and could continue to have adverse impacts on the growth of our business, have caused and could continue to cause us to cease or delay operations, and could prevent our customers from receiving shipments or processing payments. Any worsening of the COVID-19 pandemic could result in additional material adverse impacts on our business, financial condition, results of operations and prospects.

In addition, should a number of our essential employees become ill, incapacitated or are otherwise unable to continue working during the current or any future epidemic, our operations, business, financial condition, results of operations and prospects may be adversely impacted.

We may not have sufficient cash flows from operating activities, cash on hand and available capital sources to finance capital expenditures and other working capital needs and to finance contingent consideration arrangements when they become due.

Our business operations generally require significant upfront capital expenditures. As of September 30, 2021, we had capital resources consisting of cash and cash equivalents of $68.3 million. We will continue to expend substantial cash resources for the foreseeable future, for, among other things, the development of our digital health solutions platform, including applications based on the HOLO AI technology, inventory, the investments in our product pipeline, and other operating expenses. These expenditures will include costs associated with marketing and selling our products, obtaining certain regulatory approvals, and expanding our technology pipeline. In connection with prior acquisitions, we are required to make contingent consideration earnout payments to the sellers if certain metrics relating to the acquired businesses have been achieved. As of September 30, 2021, we had accrued $53.0 million in contingent consideration as liabilities that we owe in connection with our prior acquisitions. There is no assurance that we will have sufficient cash on hand or available capital to finance our capital expenditures and other working capital needs or fund contingent consideration payments when they become due, and failure to do so may result in a material adverse effect on our business, operations and financial condition.

We have a history of net losses, we expect to continue to incur net losses in the near future, and we may not achieve or maintain profitability.

We have a history of net losses from our continuing operations. For the years ended December 31, 2020, 2019 and 2018, we incurred net losses from continuing operations of $194.2 million, $248.8 million and $49.6 million, respectively. For the nine months ended September 30, 2021, we incurred net losses from continuing operations of $34.1 million. As of December 31, 2020, we had an accumulated deficit of $485.0 million. As of September 30, 2021, we had an accumulated deficit of $524.3 million. We have incurred significant net losses and have relied on our ability to fund our operations through revenues from the sale of our products, the disposition of our OEM Businesses, and from various financings. A successful transition to sustained profitability is dependent upon achieving a level of revenues adequate to support our cost structure. This may not occur and, unless and until it does, we will continue to need to raise additional capital. We may seek additional funds from public and private equity or debt financings, borrowings under debt facilities or other sources to fund our projected operating requirements. However, we may not be able to obtain further financing on reasonable terms or at all. If we are unable to raise additional funds on a timely basis, or at all, our business, results of operations, financial condition and prospects will be materially adversely affected.

Our operating results have fluctuated significantly in the past and may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations.

Our quarterly and annual operating results have fluctuated significantly in the past and may fluctuate significantly in the future, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

•	acceptance of our products by spine surgeons, patients, hospitals and third-party payers;

•	demand and pricing of our products;

•	the mix of our products sold, because profit margins differ among our products;

•	timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

•	our ability to grow and maintain a productive sales and marketing organization and distributor network;

•	regulatory approvals and legislative changes affecting the products we may offer or those of our competitors;

•	the effect of competing technological and market developments;

•	levels of third-party reimbursement for our products;

•	interruption in the manufacturing or distribution of our products;

•	our ability to produce or obtain products of satisfactory quality or in sufficient quantities to meet demand; and

•	changes in our ability to obtain FDA, state and international approval or clearance for our products.

The effect of one of the factors discussed above, or the cumulative effects of a combination of factors, could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance.

Our appointment of a new registered independent accounting firm could result in delays in the filing of our reports with the SEC, which could adversely impact our business.

On April 5, 2021, Deloitte & Touche LLP resigned as our auditors, and we engaged a new firm, Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021. Given the complexities of public-company accounting rules, it is possible that our new independent auditor will disagree with the way we have presented financial results in prior periods, in which case we may be required to restate those financial results. These changes could negatively impact our future financial results and/or previously reported financial results, could subject us to the expense and other consequences of restating our prior financial statements, and could lead to government investigation and/or shareholder litigation.

Our auditors have issued a “going concern” audit opinion.

Our former independent auditors have indicated in their report on our financial statements for the years ended December 31, 2018, December 31, 2019 and December 31, 2020 that there is substantial doubt about our ability to continue as a going concern. See Note 1 of the Unaudited Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the year ended September 30, 2021. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Further, we are projecting that we will continue to generate significant negative operating cash flows over the next 12 months and beyond. In consideration of these projected negative cash flows, as well as, (i) contingent consideration amounts payable in cash in connection with the Holo Surgical and INN acquisitions, (ii) additional payment obligations we may owe to our suppliers in respect of minimum purchase requirements under our supply contracts, (iii) uncertainties related to potential settlements from ongoing litigation and regulatory investigations, (iv) the unsecured promissory notes in an aggregate principal amount of approximately $10.6 million issued to the sellers in connection with the INN acquisition, and (v) uncertainties related to COVID-19, we have forecasted the need to raise additional capital in order to continue as a going concern. Our operating plan for the next 12-month period also includes continued investments in our product pipeline that will necessitate additional debt and/or equity financing in addition to the funding of future operations through 2022 and beyond. Our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic. Further, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all, and no assurance can be given that future financing will be available or, if available, that it will be on terms that are satisfactory. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. If cash resources are insufficient to satisfy our ongoing cash requirements through 2022, we may be required to scale back operations, reduce research and development expenses, and postpone, as well as suspend, capital expenditures, in order to preserve liquidity, or be forced to liquidate the Company, in which case it is likely that investors will lose all or a part of their investment.

We are involved in an ongoing government investigation by the SEC, the results of which may have a material adverse effect on our financial condition and business.

The Audit Committee of our Board of Directors (“Board”), with the assistance of independent legal and forensic accounting advisors, conducted an internal investigation of matters relating to our revenue recognition practices for certain contractual arrangements, primarily with OEM customers, including the accounting treatment, financial reporting and internal controls related to such arrangements (the “Investigation”). The Investigation also examined transactions to understand the practices related to manual journal entries for accrual and reserve accounts. The Investigation was precipitated by an investigation that the SEC is currently conducting of prior period matters relating to our revenue recognition practices (the “SEC Investigation”). The SEC has subpoenaed certain documents and taken informal testimony from certain individuals in connection with its investigation, and we are cooperating with the SEC in connection with its investigation. Investigations of this nature are inherently uncertain and their results cannot be predicted. Regardless of the outcome, the SEC Investigation has had and may continue to have an adverse impact on us because of legal costs, diversion of management resources, and other factors. The SEC Investigation could also result in reputational harm to us, which, among other things, may limit our ability to obtain new customers and enter into new agreements with our existing customers, or our ability to obtain financing, and have a material adverse effect on our current and future business, financial condition, results of operations and prospects. We have contacted the SEC regarding a potential settlement of the SEC Investigation and are awaiting a response. It is uncertain at this time whether any settlement will be reached or the terms of any such settlement, which could include the payment of significant monetary amounts. If we are unable to reach a settlement with the SEC, or if the terms of such settlement involve significant monetary payments, our business, financial condition, results of operations and prospects, along with our reputation with customers and business partners, could be significantly adversely affected.

In the future, we may become subject to additional litigation or governmental proceedings or investigations that could result in additional unanticipated legal costs regardless of the outcome of the litigation. If we are not successful in any such litigation, we may be required to pay substantial damages or settlement costs. While we maintain insurance coverages that are intended to address certain aspects of such proceedings and any litigation that may arise, such insurance may be insufficient to cover all losses or all types of claims that may arise.

The SEC Investigation and the restatement of our previously issued financial statements, the errors that resulted in such restatement, the material weaknesses that were identified in our internal control over financial reporting and the determination that our internal control over financial reporting and disclosure controls and procedures were not effective, could result in loss of investor confidence and additional litigation or governmental proceedings or investigations, any of which could cause an adverse effect on our business, results of operations, financial condition and prospects.

In connection with the filing of our Form 10-K/A for the fiscal year ended December 31, 2018, we corrected certain historical errors related to the timing of our revenue recognition for certain contractual arrangements, primarily with customers of our formerly owned OEM business, including the accounting treatment, financial reporting and internal controls related to such arrangements. As a result, we have determined that revenue for certain invoices should have been recognized at a later date than when originally recognized. In response to binding purchase orders from certain OEM customers, goods were shipped and received by the customers before requested delivery dates and agreed-upon delivery windows. In many instances, the OEM customers requested or approved the early shipments, but on other occasions the goods were delivered early without obtaining the customers’ affirmative approval. Some of those unapproved shipments were shipped by employees in order to generate additional revenue and resulted in shipments being pulled from a future quarter into an earlier quarter. In addition, we have concluded that, in July 2017, an adjustment was improperly made to a product return provision in our former Direct Division business segment. The revenue for those shipments has been restated, as well as for other orders that shipped earlier than the purchase order due date in the system for which we could not locate evidence that the OEM customers had requested or approved the shipments. In addition, we have concluded that, in the periods from 2015 through the fourth quarter of 2018, certain adjustments were incorrectly or erroneously made via manual journal entries to accrual/reserve accounts, including, but not limited to, a July 2017 adjustment to a product return provision in our former Direct Division. Due to these determinations, we concluded that our previously issued consolidated financial statements for fiscal years ended December 31, 2016, 2017 and 2018, and selected financial data for the years ended December 31, 2014 and 2015, and each of our unaudited condensed consolidated financial statements and related disclosures for the quarterly and year-to-date periods during such years, as well as the first three quarters of 2019, should be restated, and we have subsequently restated them. As a result of these errors and restatement, we are subject to additional risks and uncertainties, including those related to potential litigation, governmental proceedings and investigations and loss of investor confidence. Such litigation, proceedings and investigations could result in significant legal costs regardless of the outcome. If we are not successful in any such litigation, proceeding or investigation, we may also be required to pay substantial damages or settlement costs.

In connection with this restatement of our prior consolidated financial statements, we have also identified material weaknesses in our internal control over financial reporting, and management has concluded that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2018, December 31, 2019 or as of December 31, 2020. Remediation efforts, which remain ongoing, place a significant burden on management and add increased pressure to our financial resources and processes. For further discussion of the material weakness, see Item 9A. Controls and Procedures in our Annual Report on Form 10-K for the year ended December 31, 2020 and Item 4. Controls and Procedures in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, each of which is incorporated by reference herein.

There can be no guarantee that we will be able to remediate our material weaknesses. If we are unable to successfully remediate our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or disclosure controls and procedures, investors may lose confidence in our financial reporting and the accuracy and timing of our financial reporting and disclosures and our reputation, business, financial condition, results of operations and prospects, market value of our securities and ability to access the capital markets through debt issuances could be adversely affected.

Consolidation in the healthcare industry could lead to demands for price concessions or to the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Numerous initiatives and reforms initiated by legislators, regulators and third-party payers to curb rising healthcare costs, in addition to other economic factors, have resulted in a consolidation trend in the healthcare industry to create new companies with greater market power, including hospitals. As the healthcare industry consolidates, competition to provide products and services to industry participants has become, and will likely continue to become, more intense. This in turn has resulted, and will likely continue to result in, greater pricing pressures and the exclusion of certain suppliers from various market segments as group purchasing organizations, independent delivery networks, and large single accounts continue to use their market power to consolidate purchasing decisions for some of our existing and prospective customers. We expect the market demand, government regulation, and third-party reimbursement policies, among other potential factors, will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers and prospective customers, which may reduce competition among our existing and prospective customers, exert further downward pressure on the prices of our implants and may adversely impact our business, financial condition, results of operations and prospects.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect and store sensitive data, including patient health information, personally identifiable information about our employees, intellectual property, and proprietary business information. We manage and maintain our applications and data utilizing on-site and off-site systems. These applications and data encompass a wide variety of business-critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, viruses, breaches or interruptions due to employee error or malfeasance, terrorist attacks, hurricanes, fire, flood, other natural disasters, power loss, computer systems failure, data network failure, internet failure, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. We have measures in place that are designed to detect and respond to such security incidents and breaches of privacy and security mandates, but these measures may not adequately protect us from any risks. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also interrupt our operations, including our ability to receive and ship orders from customers, bill our customers, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and damage our reputation, any of which could adversely affect our business.

If we fail to maintain existing strategic relationships or are unable to identify distributors of our implants, our revenues may decrease.

We currently derive a significant amount of our revenues through distributors. Variations in the timing and volume of orders by our distributors, particularly those who distribute a significant amount of our implants, may have a material effect upon our revenues. Further, if our relationships with our distributors are terminated or impaired for any reason and we are unable to replace these relationships with other means of distribution, we could suffer a material decrease in revenues.

We may need, or decide it is otherwise advantageous to us, to obtain the assistance of additional distributors to market and distribute our new implants and technologies, as well as to market and distribute our existing implants and technologies, to existing or new markets or geographical areas. We may not be able to find additional distributors who will agree to and are able to successfully market and distribute our implants and technologies on commercially reasonable terms, if at all. If we are unable to establish additional distribution relationships on favorable terms, our revenues may decline. In addition, our distributors may choose to favor the products of our competitors over ours and give preference to them.

Also, our financial results are dependent upon the service efforts of our distributors. If our distributors are unsuccessful in adequately servicing our products, our sales could significantly decrease and our business, financial condition, results of operations and prospects may be adversely impacted.

Supply chain disruptions could adversely impact our operations and financial condition.

Global supply chains have been disrupted as a result of the COVID-19 pandemic and other factors. Accordingly, the availability of raw materials and components used in the manufacture of our products may be adversely impacted. Additionally, even when we and our suppliers are able to source such materials and components, they may cost more and may only be available on a delayed basis. Higher materials and component costs could adversely affect our margins if we are unable to pass such costs along to customers in the form of price increases. Delays in receipt of materials and components could also interrupt our production and cause us to go into backorder on certain of our products, further exacerbating the effect of the global supply chain disruption.

If we, our suppliers or parties who manufacture our products fail to maintain the high quality standards that implants require, if we are unable to procure processing capacity as required, or if the parties who manufacture our products experience disruptions in their ability to procure materials to manufacture our products, our commercial opportunity will be reduced or eliminated.

Implants require careful calibration and precise, high-quality processing and manufacturing, and we rely on a small number of suppliers for the manufacturing of our implants. Achieving precision and quality control requires skill and diligence by our suppliers. If we or our suppliers fail to achieve and maintain these high standards, or fail to avoid processing and manufacturing errors, we could be forced to recall, withdraw or suspend distribution of our implants; our implants and technologies could fail quality assurance and performance tests; production and deliveries of our implants could be delayed or cancelled and our processing and manufacturing costs could increase. For example, our former OEM Businesses notified us that they are issuing a voluntary recall of their Cervalign ACP System, for which we are a distributor, and is in the process of conducting an internal quality review of the system’s locking mechanism. In connection with the voluntary recall, we are asking our customers and distributors to return any inventory of the Cervalign ACP System they have in their possession. We incurred a charge of approximately $2.2 million in the fourth quarter of 2020 as a result of our write-off of Cervalign ACP System inventory. The design was has been modified, manufacturing has produced quality replacements, and commercialization resumed in a controlled manner in September 2021.

Although we are not aware of any injuries caused by the defect in this product, there can be no assurance that we will not receive claims with respect to any such injuries in the future for which we may have liability and which could have a material adverse effect on our business, financial condition, results of operations and prospects. In general, the reporting of product defects or voluntary recalls to the FDA or analogous regulatory bodies outside the United States, including the Cervalign ACP System recall, which was reported to the FDA on January 22, 2021, could result in manufacturing audits, inspections and broader recalls or other disruptions to our and/or our suppliers’ businesses. This and future recalls, whether voluntary or required, could result in significant costs to us and significant adverse publicity, which could harm our ability to market our products in the future.

In addition, since we rely on a small number of parties to manufacture our products, any interruption or cancellation in a limited or sole sourced component or raw material for such parties could materially harm their ability to manufacture our products until a new source of supply, if any, could be found, which would have an adverse effect on our business, financial condition and results of operations. Additionally, a change in parties who manufacture our products will require qualification of the new party to ensure they comply with our quality standards. Delays in qualifying a new party could have an adverse effect on our business, financial condition, results of operations and prospects.

Our future success is dependent upon our ability to increase penetration in our existing markets.

Our customer base includes healthcare providers, hospitals and other healthcare facilities and various original equipment manufacturers in the United States and throughout the rest of the world. Our success will depend upon our ability to increase our market penetration among these customers and to expand our market by developing and marketing new products and new applications for existing products. In 2020, we announced our acquisition of Holo Surgical Inc. to enable digital spine surgery, and we recently announced the acquisition of 42% of the outstanding equity interests in Inteneural Networks Inc. and its proprietary artificial intelligence (AI) technology for autonomously segmenting and identifying neural structures in medical images. Our future success will partially depend on our ability to commercialize these offerings. As we continue to scale our business and integrate recent acquisitions, we may find that certain of our products, certain customers or certain markets may require different commercial models, or sales personnel with different experience, than those we currently employ. In addition, we are reorganizing our commercial organization to align with our strategy going forward. Identifying, recruiting and training additional qualified personnel to meet these initiatives requires significant time, expense and attention, and may not be successful.

We cannot assure investors that we will be able to further penetrate our existing market or that the market will be able to sustain our current and future product offerings. Any failure to increase penetration in our existing markets would adversely affect our ability to improve our operating results.

Our success depends on the continued acceptance of our surgical implants and technologies by the medical community, and rapid technological changes could result in reduced demand for our implants and products.

New implants, technologies or enhancements to our existing implants may never achieve broad market acceptance, which can be affected by numerous factors, including lack of clinical acceptance of implants and technologies; introduction of competitive treatment options that render implants and technologies too expensive or obsolete; lack of availability of third-party reimbursement; and difficulty training surgeons in the use of implants and technologies.

Market acceptance will also depend on our ability to demonstrate that our existing and new implants and technologies are an attractive alternative to existing treatment options. Our ability to do so will depend on surgeons’ evaluations of the clinical safety, efficacy, ease of use, reliability and cost-effectiveness of these treatment options and technologies.

Furthermore, we believe that acceptance and recommendations by influential surgeons will be important to the broad commercial success of our implants and technologies. If our implants and technologies are not broadly accepted in the marketplace, we may not remain competitive in the market.

Additionally, technologies change rapidly in the industry in which we operate. For example, pharmaceutical advances could result in non-surgical treatments gaining more widespread acceptance as a viable alternative to spinal surgery. The emergence of new biological or synthetic materials to facilitate regeneration of damaged or diseased bone and to repair damaged tissue could increasingly minimize or delay the need for spinal surgery and provide other alternatives to our implants. Further, the increased acceptance of emerging technologies that do not require spinal surgery, such as artificial discs and nucleus replacement, would reduce demand for or slow the growth of sales of our products. We may not be able to respond effectively to technological changes and emerging industry standards, or to successfully identify, develop or support new technologies or enhancements to existing implants in a timely and cost-effective manner, if at all. If we are unable to achieve the improvements in our implants necessary for their successful commercialization, the demand for our implants will suffer.

We face intense competition, which could result in reduced acceptance and demand for our implants and technologies.

The medical technology industry is intensely competitive. We compete with companies in the United States and internationally that engage in the development and production of medical technologies and processes including biotechnology, orthopedic, pharmaceutical, biomaterial and other companies; academic and scientific institutions; and public and private research organizations.

Many of our competitors have much greater financial, technical, research, marketing, distribution, service and other resources than we do. Moreover, our competitors may offer a broader array of medical devices, surgical instruments and technologies and have greater name recognition in the marketplace. Our competitors also include several development-stage companies, that may develop or market technologies that are more effective or commercially attractive than our technologies, or that may render our technologies obsolete.

We or our competitors may be exposed to product or professional liability claims which could cause us to be liable for damages or cause investors to think we will be liable for similar claims in the future.

Our business of designing and marketing medical devices and surgical instruments exposes us to potential product liability risks that are inherent in such activities. In the ordinary course of business, we are the subject of product liability lawsuits alleging that component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Our product and professional liability insurance may not be adequate for potential claims if we are not successful in our defenses. Moreover, insurance covering our business may not always be available in the future on commercially reasonable terms, if at all. If our insurance proves to be inadequate to pay a damage award, we may not have sufficient funds to do so, which would harm our financial condition and liquidity. In addition, successful product liability claims made against one of our competitors could cause claims to be made against us or expose us to a perception that we are vulnerable to similar claims. Claims against us, regardless of their merit or potential outcome, may also hurt our ability to obtain surgeon acceptance of our implants or to expand our business.

A disruption in our relationship with our former OEM Businesses could have a material adverse impact on our business, financial condition, and results of operations.

Our former OEM Businesses will continue to manufacture certain metal, synthetic and tissue-based implants and associated instrumentation and process certain sterilized allograft implants for us pursuant to distribution agreements with Ardi Bidco Ltd. and certain of its affiliates. During portions of the term of such distribution agreements, the OEM Businesses will also provide certain supply chain services (including warehousing and drop-shipment services) and design and development services to us. The distribution agreements have an initial term of five years with a possibility of renewal. Our former OEM Businesses in the past have experienced and continue to experience delays, as a result of employee turnover or otherwise, which have and may in the future cause us to experience delays in receiving supplies under the distribution agreements. Any disruption in supply or a significant change in our relationship with the OEM Businesses could have a material adverse impact on our business, financial condition and results of operations. While we believe that there are alternate sources of supply that can satisfy our commercial requirements, we cannot be certain that identifying and establishing relationships with such sources, if necessary, would not result in significant delay or material additional costs.

If we are not successful in expanding our distribution activities into international markets, we will not be able to pursue one of our strategies for increasing revenues.

Our international distribution strategies vary by market, as well as within each country in which we operate. Our international operations will be subject to a number of risks which may vary from the risks we face in the United States, including the need to obtain regulatory approvals in additional foreign countries before we can offer our implants and technologies for use; the potential burdens of complying with a variety of foreign laws; longer distribution-to-collection cycles, as well as difficulty in collecting accounts receivable; dependence on local distributors; limited protection of intellectual property rights; fluctuations in the values of foreign currencies; and political and economic instability.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved could expose us to monetary damages or limit our ability to operate our business.

We are currently involved in or recently settled stockholder class action and derivative litigation, as well as intellectual property and other litigation, and may in the future become involved in other class actions, derivative actions, private actions, collective actions, investigations, and various other legal proceedings by stockholders, customers, employees, suppliers, competitors, government agencies, or others. The results of any such litigation, investigations, and other legal proceedings are inherently unpredictable and expensive. Although some of the costs and expenses of such claims may be covered by insurance, any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, damage our reputation, require significant amounts of management time, and divert significant resources. If any of these legal proceedings were to be determined adversely to us, or we were to enter into a settlement arrangement, we could be exposed to monetary damages or limits on our ability to operate our business, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We are dependent on our directors, key management and technical personnel for continued success.

Our senior management team is concentrated in a small number of key members, and our future success depends to a meaningful extent on the services of our executive officers and other key team members, including members of our scientific staff. Generally, our executive officers and employees can terminate their employment relationship at any time. The loss of any directors or key employees, including the resignation of two directors in September 2021 and the departure of our Chief Financial Officer in October 2021, or our inability to attract or retain other qualified personnel could materially harm our business, financial condition, results of operations and prospects.

Competition for qualified leadership and scientific personnel in our industry is intense, and we compete for leadership and scientific personnel with other companies that have greater financial and other resources than we do. Our future success will depend in large part on our ability to attract, retain and motivate highly qualified leadership and scientific personnel, and there can be no assurance that we are able to do so. Any difficulty in hiring or retaining needed personnel (including a new Chief Financial Officer, with respect to which we have an ongoing search), or increased costs related thereto, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Additionally, the successful implementation of our growth strategy will depend in large part upon the ability and experience of members of our senior management and other personnel. Our performance will be dependent on our ability to identify, hire, train, motivate and retain qualified management and personnel, including personnel with experience in the medical technology and software industries. We may be unable to attract and retain such personnel on acceptable terms, or at all. If we lose the service of qualified management or other personnel or are unable to attract and retain the necessary members of senior management or personnel, we may not be able to successfully execute on our business strategy, which could have an adverse effect on our business.

We are dependent on the services of our Chief Medical Officer, Kris Siemionow, for the Company’s growth strategy in digital health to further the Company’s growth strategy in digital surgery. The Company acquired Holo Surgical and equity interests in INN from entities directly or indirectly owned by Mr. Siemionow and/or Paul Lewicki, a director of the Company, pursuant to which we made covenants to Mr. Siemionow and Mr. Lewicki. For example, (i) we may be required to pay contingent consideration to Mr. Siemionow and Mr. Lewicki as a result of achievement of certain milestones under the Holo Surgical purchase agreement, (ii) we may be required to pay consideration to entities wholly owned by Mr. Siemionow and Mr. Lewicki in satisfaction of the contingent obligation to purchase additional equity interests in INN as a result of achievement of certain milestones under the INN purchase agreement, (iii) we are required to maintain a research and development team in Poland until October 23, 2023 subject to the terms and conditions as set forth in the Holo Surgical purchase agreement and (iv) we cannot materially decrease the number of employees and independent contractors providing services to INN and cannot otherwise materially reduce support for INN’s product development, approval, marketing and sales, as further described in the INN purchase agreement.

Any acquisitions, strategic investments, divestures, mergers or joint ventures we make may require the issuance of a significant amount of equity or debt securities and may not be scientifically or commercially successful.

As part of our business strategy, we may make acquisitions to obtain additional businesses, product and/or process technologies, capabilities and personnel. If we make one or more significant acquisitions in which the consideration includes securities, we may be required to issue a substantial amount of equity, debt, warrants, convertible instruments or other similar securities. Such an issuance could dilute your investment in our Common Stock or increase our interest expense and other expenses. For example, pursuant to Holo Surgical purchase agreement, we issued contingent consideration for the achievement of the first milestone of 8,650,000 shares of our Common Stock, in addition to cash. Additionally, pursuant to the INN purchase agreement, in connection with the first closing, we paid consideration in an amount of 6,820,792 shares of our Common Stock, among other forms of consideration. Moreover, in connection with our 2019 acquisition of Paradigm, we may be required to pay up to an additional $45 million of contingent consideration, at our election, in either cash or shares of our Common Stock. If some or all of such contingent consideration becomes payable and is paid in shares of our Common Stock, it could dilute your investment in our Common Stock. In addition, we may be required to amend our certificate of incorporation to increase our authorized capital stock in order to fully satisfy all such contingent consideration share payments, to the extent they become payable. Any such charter amendment would permit us to issue additional shares for future acquisitions or other purposes, which may lead to further dilution of your investment in our Common Stock.

Our long-term strategy may include identifying and acquiring, investing in or merging with suitable candidates on acceptable terms, divesting of certain business lines or activities or entering into joint ventures. In particular, over time, we may acquire, make investments in or merge with providers of product offerings that complement our business or may terminate such activities. Mergers, acquisitions and divestitures include a number of risks and present financial, managerial and operational challenges, including but not limited to:

•	failure to derive the expected benefits of the acquisitions;

•	difficulty and expense of integrating the operations, technology and personnel of an acquired business;

•	our inability to retain the management, key personnel and other employees of an acquired business;

•	our inability to maintain relationships with customers and key third parties, such as alliance partners;

•	exposure to legal claims for activities of an acquired business prior to the acquisition;

•	the potential need to implement financial and other systems and add management resources;

•	the potential for internal control deficiencies in the internal controls of acquired operations;

•	potential inexperience in a business area that is either new to us or more significant to us than prior to an acquisition;

•	the diversion of our management’s attention from our core business;

•	the potential impairment of goodwill and write-off of in-process research and development costs, adversely affecting our reported results of operations; and

•	increased costs to integrate or, in the case of a divestiture or joint venture, separate the technology, personnel, customer base and business practices of the acquired or divested business or assets.

Any one of these risks could prevent an acquisition, strategic investment, divesture, merger or joint venture from being scientifically or commercially successful, which could have a material impact on our results of operations, and financial condition.

We may fail to realize the potential benefits of our Holo Surgical acquisition and our acquisition of equity interests in INN, which could negatively affect our business, financial condition, results of operations and prospects.

We completed our acquisition of Holo Surgical in October 2020. Holo Surgical is in the process of developing an artificial intelligence-based digital surgery platform designed to enable digital spine surgery. Additionally, we recently completed an acquisition of 42% of the equity interests in INN in December 2021. INN is in the process of developing proprietary artificial intelligence (AI) technology for autonomously segmenting and identifying neural structures in medical images. As a result, the Holo Surgical and INN acquisitions provide us with an entry into the digital surgical products market, a business line in which we have not previously engaged, which may be challenging to integrate with our core product lines and more difficult to develop and manage than we anticipated.

We cannot provide assurance that these acquisitions will result in long-term benefits to us or our stockholders, or that we will be able to effectively integrate and manage the Holo Surgical and INN businesses. Our ability to successfully integrate, and realize the potential benefits of, our acquisition of Holo Surgical and INN is subject to a number of uncertainties and risks, including:

•

Holo Surgical and INN are pre-revenue, development stage companies with no commercial operations. Holo Surgical’s and INN’s potential future profitability is dependent upon the successful development and successful commercial introduction and acceptance of their offerings, which may not occur in the timeframe we expect or at all;

•

our ability to obtain the requisite regulatory approvals from the FDA, the European Commission or other foreign regulatory authorities for Holo Surgical’s and INN’s offerings for us to begin marketing or selling such offerings, or any material delays in receiving such regulatory approvals;

•	complying with regulatory requirements applicable to the Holo Surgical and INN businesses and their offerings that we were not previously subject to;

•

difficulties in educating the market on, and obtaining market acceptance of, the offerings of Holo and INN, which we believe involve new technology that has not been used previously by the market and must compete with more established treatments currently accepted as the standards of care;

•	potential future challenges to, or third-party claims in respect of, our intellectual property rights underlying Holo Surgical and INN;

•	difficulties assimilating and retaining key personnel of the Holo Surgical and INN businesses, including any personnel directly involved in the development of Holo Surgical and INN’s offerings;

•

difficulties in combining or integrating Holo Surgical’s or INN’s business into the Company’s existing business, with such integration becoming more costly or time consuming than we originally anticipated;

•	discovery of liabilities of Holo Surgical and INN that are broader in scope and magnitude or are more difficult to manage than originally anticipated or were not previously identified; and

•	inability or failure to successfully integrate financial reporting and information technology systems.

If we are not able to successfully integrate, develop and manage Holo Surgical and INN and their operations, or if we experience delays or other challenges with executing our strategy for Holo Surgical and INN’s offerings or combining the businesses, the anticipated benefits of the acquisitions may not be realized fully or at all or may take longer to realize than expected and our business, financial condition, results of operations and prospects may be negatively impacted. In addition, the integration processes could result in higher than expected costs, diversion of management attention and disruption of either company’s ongoing businesses, any of which may adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Government Regulation

We and certain of our suppliers may be subject to extensive government regulation that increases our costs and could limit our ability to market or sell our products.

The medical devices we market are subject to rigorous regulation by the U.S. Food and Drug Administration (“FDA”) and numerous other federal, state, and foreign governmental authorities. These authorities regulate the development, approval, classification, testing, manufacturing, labeling, marketing and sale of medical devices. Likewise, our use and disclosure of certain categories of health information may be subject to federal and state laws, implemented and enforced by governmental authorities that protect health information privacy and security. See “Business—Government Regulation” herein for a summary of certain regulations to which we are subject. Further, we cannot predict whether, in the future, the U.S. or foreign governments may impose new regulations that have a material adverse effect on our business, financial condition, results of operations and prospects.

The approval or clearance by governmental authorities, including the FDA in the United States, is generally required before any medical devices may be marketed in the United States or other countries. The process of obtaining FDA clearance and approvals to develop and market a medical device can be costly, time-consuming, and subject to the risk that such clearances or approvals will not be granted on a timely basis, if at all. The regulatory process may delay or prohibit the marketing of new products and impose substantial additional costs if the FDA lengthens review times for new devices. The FDA has the ability to change the regulatory classification of a cleared or approved device from a higher to a lower regulatory classification, or to reclassify human cells, tissues, and cellular and tissue-based products (HCT/P’s), either of which could materially adversely impact our ability to market or sell our devices and implants.

In addition, we may be subject to compliance actions, penalties, or injunctions if we are determined to be promoting the use of our products for unapproved or off-label uses, or if the FDA challenges one or more of our determinations that a product modification did not require new approval or clearance by the FDA. Device manufacturers are permitted to promote products solely for the uses and indications set forth in the approved product labeling. A number of enforcement actions have been taken against manufacturers that promote products for “off-label” uses, including actions alleging that federal health care program reimbursement of products promoted for “off-label” uses are false and fraudulent claims to the government. The failure to comply with “off-label” promotion restrictions can result in significant administrative obligations and costs, and potential penalties from, and/or agreements with, the federal government.

We and certain of our suppliers also are subject to announced and unannounced inspections by the FDA and other international notified bodies to determine our compliance with FDA’s Quality System Regulations (21 CFR Part 820) (“QSRs”) and other regulations. If the FDA were to find that we or certain of our suppliers have failed to comply with applicable regulations, the agency could institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions such as: fines and civil penalties against us, our officers, our employees or our suppliers; unanticipated expenditures to address or defend such actions; delays in clearing or approving, or refusal to clear or approve, our products; withdrawal or suspension of approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies; product recall or seizure; interruption of production; operating restrictions; injunctions; and criminal prosecution. The FDA also has the authority to request repair, replacement, or refund of the cost of any medical device manufactured or distributed by us. Any of the foregoing actions could have a material adverse effect on our development of new laboratory tests or business strategy and on our business, financial condition, results of operations, and cash flows.

Moreover, governmental authorities outside the United States have become increasingly stringent in their regulation of medical devices, and our products may become subject to more rigorous regulation by non-U.S. governmental authorities in the future. U.S. or non-U.S. government regulations may be imposed in the future that may have a material adverse effect on our business, financial condition and results of operations.

If we fail to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or modifications to our products, our ability to commercially distribute and market our products could suffer.

Our products are subject to extensive regulation by the FDA and numerous other federal, state and foreign governmental authorities. In particular, the FDA permits commercial distribution of most new medical devices only after the devices have received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“510(k)”) or are the subject of an approved premarket approval application (“PMA”). The process of obtaining FDA clearance and approvals to develop and market a medical device can be costly, time-consuming, and subject to the risk that such clearances or approvals will not be granted on a timely basis, if at all.

Most of our hardware and biologic products, as well as products under development by Holo and INN, in which we have newly acquired equity interests, fall into an FDA classification that requires the submission of a 510(k) application. This process requires us to demonstrate that the device to be marketed is at least as safe and effective as a legally marketed device. We must submit information that supports our substantial equivalency claims, and before we can market the new device, we must receive an order from the FDA finding substantial equivalence and clearing the new device for commercial distribution in the United States.

The 510(k) process generally takes three to nine months, but can take significantly longer, especially if the FDA requires a clinical trial to support the 510(k) application. Currently, we do not know whether the FDA will require clinical data in support of any 510(k) applications that we intend to submit for other products in our pipeline. In addition, the FDA continues to re-examine its 510(k) clearance process for medical devices and published several draft guidance documents that could change that process. Any changes that make the process more restrictive could increase the time it takes for us to obtain clearances or could make the 510(k) process unavailable for certain of our products.

A PMA must be submitted to the FDA if the device cannot be cleared through the 510(k) process or is not exempt from premarket review by the FDA. A PMA must be supported by extensive data, including results of preclinical studies and clinical trials, manufacturing and control data and proposed labeling, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. The PMA process is more costly and uncertain than the 510(k) clearance process, and generally takes between one and three years, if not longer. In addition, any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance or, possibly, a PMA. Modifications to products that are approved through a PMA application generally need FDA approval. Similarly, some modifications made to products cleared through a 510(k) application may require a new 510(k) application. Our commercial distribution and marketing of any products or product modifications that we develop will be delayed until regulatory clearance or approval is obtained. The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;

•

the disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from pre-clinical studies or clinical trials;

•	serious and unexpected adverse device effects experienced by participants in our clinical trials;

•	the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;

•	our inability to demonstrate that the clinical and other benefits of the device outweigh the risks; or

•	the manufacturing process or facilities we use may not meet applicable requirements.

Delays in obtaining regulatory clearances and approvals may:

•	delay or prevent commercialization of products we develop;

•	require us to perform costly tests or studies;

•	diminish any competitive advantages that we might otherwise have obtained; and

•	reduce our ability to collect revenue.

The FDA may require clinical data in support of any future 510(k) applications or PMAs that we intend to submit for products in our pipeline. We have limited experience in performing clinical trials that might be required for a 510(k) clearance or PMA approval. If any of our products require clinical trials, the commercialization of such products could be delayed which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The safety of our products is not yet supported by long-term clinical data and may therefore prove to be less safe and effective than initially thought.

The ability to obtain a 510(k) clearance is generally based on the FDA’s agreement that a new product is substantially equivalent to certain already marketed products. Because most 510(k)-cleared products were not the subject of pre-market clinical trials, surgeons may be slow to adopt our 510(k)-cleared products, we may not have the comparative data that our competitors have or are generating, and we may be subject to greater regulatory and product liability risks. With the passage of the American Recovery and Reinvestment Act of 2009, funds have been appropriated for the U.S. Department of Health and Human Services’ Healthcare Research and Quality to conduct comparative effectiveness research to determine the effectiveness of different drugs, medical devices and procedures in treating certain conditions and diseases. Some of our products or procedures performed with our products could become the subject of such research. It is unknown what effect, if any, this research may have on our business. Further, future research or experience may indicate that treatment with our products does not improve patient outcomes or improves patient outcomes less than we initially expected. Such results would reduce demand for our products and this could cause us to withdraw our products from the market. Moreover, if future research or experience indicate that our products cause unexpected or serious complications or other unforeseen negative effects, we could be subject to significant legal liability, significant negative publicity, damage to our reputation and a dramatic reduction in sales of our products, all of which would have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices, penalties, increased cost of operations, or otherwise harm our business.

Regulatory authorities around the world have enacted laws and regulations, or are considering a number of legislative and regulatory proposals, concerning data protection. The interpretation and application of consumer and data protection laws in the United States, EU and elsewhere are often uncertain and subject to change. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. Failure to comply with any of these laws and regulations could result in enforcement action against us, including fines, public censure, claims for damages by affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, results of operations and financial condition.

For example, the California Consumer Privacy Act (“CCPA”), which became effective on January 1, 2020, establishes additional data privacy rights for California residents, including expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. In addition, on November 3, 2020, California voters approved a new privacy law, the California Privacy Rights Act (“CPRA”), which significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts. Many of the CPRA’s provisions will become effective on January 1, 2023. It remains unclear what, if any, further modifications will be made to this legislation or how it will be interpreted. Similar laws have been proposed in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging.

Recent legal developments in Europe have created compliance uncertainty regarding certain transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (EU 2016/679) (“GDPR”), which became effective in the European Union (the “EU”) on May 25, 2018, applies to our activities conducted from an establishment in the EU or related to products and services that we offer to EU customers. The GDPR created a range of new compliance obligations, which could cause us to change our business practices, and will significantly increase financial penalties for noncompliance. In addition, the European Commission in July 2016 and the Swiss Government in January 2017 approved the EU-U.S. and the Swiss-U.S. Privacy Shield frameworks, respectively, which are designed to allow U.S. companies that self-certify to the U.S. Department of Commerce and publicly commit to comply with the Privacy Shield requirements to freely import personal data from the EU and Switzerland. However, these frameworks face a number of legal challenges and their validity remains subject to legal, regulatory and political developments in both the EU and the United States. For example, on July 16, 2020, the Court of Justice of the EU invalidated the EU-US Privacy Shield Framework. This has resulted in some uncertainty, and compliance obligations could cause us to incur costs or require us to change our business practices in a manner adverse to our business.

If third-party payers fail to provide appropriate levels of reimbursement for the use of our implants, our revenues could be adversely affected.

The impact of U.S. healthcare reform legislation on our business remains uncertain. In 2010, federal legislation to reform the U.S. healthcare system was enacted into law. The impact of this far-reaching legislation, including Medicare provisions purportedly aimed at improving quality and decreasing costs, improving comparative effectiveness research, an independent payment advisory board and pilot programs to evaluate alternative payment methodologies, could meaningfully change the way healthcare is designed and delivered. It is possible that aspects of currently enacted legislation may change or be struck down by the courts. The extent of any such changes and the impact on our business is uncertain. We therefore cannot predict what other healthcare programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation, court rulings or regulation in the United States. Amendments to, or rescissions of, existing laws and regulations, or the implementation of new ones, could meaningfully change the way healthcare is designed and delivered. Any change that lowers reimbursement for an implant, our services, or our other technologies, or that reduces medical procedure volumes, would likely adversely impact our business, financial condition, and results of operations.

We are subject to federal, state and foreign laws and regulations, including fraud and abuse laws, as well as anti-bribery laws, and could face substantial penalties if we fail to fully comply with such regulations and laws.

Our relationship with foreign and domestic government entities and healthcare professionals, such as physicians, hospitals and those to whom and through whom we may market our implants and technologies, are subject to scrutiny under various federal, state and territorial laws in the United States and other jurisdictions in which we conduct business. These include, for example, anti-kickback laws, physician self-referral laws, false claims laws, criminal health care fraud laws, and anti-bribery laws (e.g., the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010). Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, fines, imprisonment and, within the United States, exclusion from participation in government healthcare programs, including Medicare, Medicaid and Veterans Administration health programs. These laws are administered by, among others, the Department of Justice, the Office of Inspector General of the Department of Health and Human Services, state attorneys general, and their respective counterparts in the applicable foreign jurisdictions in which we conduct business. Many of these agencies have increased their enforcement activities with respect to medical device manufacturers in recent years.

We may be subject to suit under a state or federal whistleblower statute.

Those who engage in business with the federal government, directly or indirectly, may be sued under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits, known as qui tam suits, are authorized under certain circumstances by the False Claims Act and can involve significant monetary damages and award bounties to private plaintiffs who successfully bring these suits. If any of these lawsuits were to be brought against us, such suits, combined with increased operating costs and substantial uninsured liabilities, could have a material adverse effect on our financial condition and results of operations.

The Affordable Care Act has sought to link the violations of the Anti-Kickback Statute with violations of the False Claims Act, making it arguably easier for the government or for whistleblowers, acting in the name of the government, to sue medical manufactures under the False Claims Act.

In addition to federal whistleblower laws, various states in which we operate also have separate whistleblower laws to which we may be subject.

Risks Related to Intellectual Property

If our patents and the other means we use to protect our intellectual property prove to be inadequate, our competitors and other parties could exploit our intellectual property or develop and commercialize products and technologies similar or identical to ours and our ability to successfully commercialize any products may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent and other intellectual property with respect to our products. The law of patents and trade secrets is constantly evolving and often involves complex legal and factual questions. The U.S. government or applicable bodies in other jurisdictions may deny or significantly reduce the coverage we seek for our patent applications before or after a patent is issued. We cannot be sure that any particular patent for which we apply will be issued, that the scope of the patent protection will be comprehensive enough to provide adequate protection from competing technologies, that interference, derivation, reexamination, post-grant review, inter parties review or other proceedings regarding any of our patent applications will not be filed, or that we will achieve any other competitive advantage from a patent. In addition, it is possible that one or more of our patents will be held invalid or reduced in scope of claims if challenged or that others will claim rights in or ownership of our patents and other proprietary rights. If any of these events occur, our competitors and other parties may be able to use our intellectual property to compete more effectively against us.

The patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Because patent applications remain secret until published (typically 18 months after first filing) and the publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that our patent application was the first application filed disclosing or potentially covering a particular invention. If another party’s rights to an invention are superior to ours, we may not be able to obtain a license to use that party’s invention on commercially reasonable terms, if at all. In addition, our competitors, many of which have greater resources than us, could obtain patents that will prevent, limit or interfere with our ability to make use of our inventions either in the United States or in international markets. Further, the laws of some foreign countries do not always protect our intellectual property rights to the same extent as the laws of the United States. Litigation or regulatory proceedings in the United States or foreign countries also may be necessary to defend and enforce our patent or other intellectual property rights or to determine the scope and validity of the proprietary rights of our competitors. These proceedings may prove unsuccessful and result in our patents being found invalid or unenforceable, in whole or in part, and may also be costly, result in development delays and divert the attention of our management. Any of the foregoing could have a material adverse effect on our results of operations and financial position.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on unpatented proprietary techniques, processes, trade secrets and know-how, which can be difficult to protect. It is possible that others will independently develop technology similar to our technology or otherwise gain access to or disclose our proprietary technologies. We may not be able to meaningfully protect our rights in these proprietary technologies, which would reduce our ability to compete.

We seek to protect these trade secrets and other proprietary technology, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, collaborators, service providers, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. Any of the foregoing could have a material adverse effect on our results of operations and financial position.

Our success depends in part on our ability to operate without infringing on, misappropriating or otherwise violating the intellectual property and proprietary rights of others, and if we are unable to do so we may be liable for damages.

We cannot be certain that U.S. or foreign patents or patent applications of other companies do not exist or will not be issued that would prevent us from commercializing our medical devices, surgical instruments and other technologies. Third parties have sued us, and in the future may sue us, for infringing, misappropriating or otherwise violating their patent or other intellectual property rights, regardless of the merit of such claims. Intellectual property litigation is costly. Even if we believe third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of infringement, validity, enforceability or priority. If we do not prevail in litigation, we could be found liable for significant monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent or other intellectual property right. We could also be required to cease the infringing activity or obtain a license requiring us to make royalty and other payments. It is possible that a required license may not be available to us on commercially acceptable terms, if at all. In addition, a required license may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us, and it could require us to make substantial licensing, royalty and other payments. If we fail to obtain a required license or are unable to design around another company’s patent, we may be unable to make use of some of the affected technologies or distribute the affected surgical implants, which would reduce our revenues.

The defense costs and settlements for patent infringement lawsuits are not covered by insurance. Patent infringement lawsuits can take years to settle. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. If we are not successful in our defenses or are not successful in obtaining dismissals of any such lawsuit, we could be required to pay substantial legal fees or settlement costs. Any of the foregoing could have a material adverse effect on our results of operations and financial position.

We may be subject to claims that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

Many of our employees, consultants and advisors are currently or were previously employed at universities or other biotechnology companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Any of the foregoing could have a material adverse effect on our results of operations and financial position.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, the following items:

•	the anticipated impact of the COVID-19 pandemic and our attempts at mitigation;

•	the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same;

•	potential reputational damage that we have or may suffer as a result of the findings of the SEC’s and our internal investigations or otherwise;

•	the outcome of any ongoing litigation and investigations, as well as any potential future investigations and litigation;

•	general worldwide economic conditions and related uncertainties;

•	the failure by us to identify, develop and successfully implement immediate action plans and longer- term strategic initiatives;

•	the reliability of our supply chain;

•	our ability to meet obligations under our material agreements;

•	the duration of decreased demand for our products;

•	whether or when the demand for procedures involving our products will increase;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies and successfully defend against infringement claims;

•

our access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund our operations and pay our obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets;

•	our financial position and results, total revenue, product revenue, gross margin and operations;

•	our ability to obtain FDA clearances or approvals for our future products or modifications to our products;

•	the relevance of our technology and products as technological advancements occur;

•

failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical’s and INN’s products acquisitions and other elements of our digital surgery strategy, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s and INN’s products;

•	the failure to effectively integrate Holo Surgical’s and INN’s operations with our existing operations and retain key personnel;

•

the number of shares and amount of cash that will be required in connection with any post-closing payments for our acquisitions of Paradigm and Holo Surgical, including as a result of changes in the trading price of our Common Stock and its effect on the amount of cash needed to fund any post-closing payments in connection with such acquisitions, including the recent INN acquisition;

•	the diversion of management time and attention to the Holo Surgical and INN transactions and subsequent integration;

•	the effect and timing of changes in laws or in governmental regulations;

•	the effect of certain provisions in our governing documents that may inhibit potential acquisition bids or changes in management;

•	the volatility of the trading price of our Common Stock;

•	additional dilution that may occur as a result of the exercise of the warrants issued in connection with our June 2021 equity offering and this offering;

•	our ability to secure financing in the future and continue as a going concern;

•	the security of our data and sensitive information related to our business;

•	our recent appointment of a new registered independent accounting firm; and

•	other risks described in our public filings with the SEC.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “requires,” “hopes,” “may,” “will,” “assumes,” “could,” “should,” “would,” “predict,” “potential” and variations of such terms or the negative of these terms or other comparable terminology. Do not unduly rely on forward-looking statements. These statements give our expectations about future performance, but are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. We have included important cautionary statements in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and the accompanying prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. Other factors could also cause actual results to vary materially from the future results indicated in such forward-looking statements.

Forward-looking statements speak only as of the date they are made, and unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $                million from this offering, after deducting estimated offering expenses payable by us, including the underwriting fees, and excluding the proceeds, if any, from the exercise of the Warrants, the Pre-Funded Warrants or the Underwriter Warrants issued in this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including preparation for approval, utilization and ongoing development of our digital health offerings.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain our future earnings, if any, to finance the growth and development of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our Common Stock will depend entirely upon any future appreciation. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

DILUTION

As of September 30, 2021, our net tangible book value was $47.1 million, or $0.34 per share of our Common Stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding as of September 30, 2021.

After giving effect to the sale of                shares of our Common Stock and Warrants, Pre-Funded Warrants and Underwriter Warrants to purchase up to                shares of Common Stock in this offering at a combined offering price of $                per share, and after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants, the Pre-Funded Warrants or Underwriter Warrants issued in this offering, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $                million, or $                per share of Common Stock. This represents an immediate increase in as adjusted net tangible book value of $                per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of $                per share to investors participating in this offering. The following table illustrates this dilution per share of Common Stock to investors participating in this offering:

Combined public offering price per share and Warrant	$
Net tangible book value per share as of September 30, 2021		$0.34
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after giving effect to the offering	$
Dilution per share to new investors in this offering	$

The foregoing illustration does not reflect the potential dilution from (i) the exercise of Warrants to purchase up to                shares of Common Stock at an exercise price of $                per share, (ii) the exercise of Pre-Funded Warrants to purchase up to                shares of Common Stock, (iii) the exercise of Underwriter Warrants to purchase                shares of Common Stock or (iv) the exercise of outstanding options or warrants to purchase shares of our Common Stock.

Assuming all of the Warrants, Pre-Funded Warrants and Underwriter Warrants to purchase up to                shares of Common Stock were immediately exercised for cash, our as adjusted net tangible book value as of September 30, 2021 would be approximately $                , or $                per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $                per share to our existing stockholders and an immediate dilution of $                per share to investors participating in this offering.

If the underwriter exercises in full its option to purchase up to an additional                 shares of our Common Stock and/or Warrants, the pro forma as adjusted net tangible book value after this offering would be $                 per share, representing an increase in net tangible book value of $                 per share to our existing stockholders and immediate dilution in net tangible book value of $                 per share to new investors purchasing securities in this offering.

The table and discussion above are based on 139,398,324 shares of Common Stock outstanding as of September 30, 2021 and also excludes as of such date:

•	5,426,088 shares of Common Stock issuable upon the vesting of outstanding stock options;

•	4,871,128 shares of Common Stock issuable upon the vesting of outstanding restricted stock units;

•	732,271 shares of Common Stock reserved for future issuance under our 2018 Incentive Compensation Plan;

•	5,016,580 shares of Common Stock reserved for future issuance under our 2021 Incentive Inducement Plan and 2021 Incentive Compensation Plan;

•	warrants to purchase an aggregate of 28,985,508 shares of Common Stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024;

•	additional warrants to purchase an aggregate of 1,739,130 shares of Common Stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024; and

•	any shares of Common Stock that may become payable pursuant to the terms of the contingent consideration arrangements in connection with our acquisition of Paradigm.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering                shares of our Common Stock, Warrants to purchase                 shares of our Common Stock, Pre-Funded Warrants to purchase                shares of our Common Stock and Underwriter Warrants to purchase                shares of our Common Stock. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants, Pre-Funded Warrants and Underwriter Warrants offered hereby. The following description of our Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants summarizes the material terms and provisions of the Common Stock, Warrants, Pre-Funded Warrants and Underwriter Warrants we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

As of February 9, 2022, under our Amended and Restated Certificate of Incorporation, we had the authority to issue 300,000,000 shares of Common Stock, par value $0.001 per share, of which 155,293,720 shares of our Common Stock were outstanding as of that date.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “SRGA.”

See “Description of Common Stock” starting on page 10 of the accompanying prospectus for a description of the material terms of our Common Stock.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby has an initial exercise price per share equal to $                . The Warrants are immediately exercisable and may be exercised at any time until the five year anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Warrants at closing to have their Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants. The Warrants will be automatically exercised on a cashless basis on the expiration date.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system and payment of funds sufficient to pay transfer taxes (if applicable).

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Pre-Funded Warrants

The Pre-Funded Warrants will be exercisable immediately and will have the same terms as the Warrants described above, except that (i) the Pre-Funded Warrants will have an exercise price of $0.0001 per share, (ii) will not expire and (iii) the cashless exercise feature described above will be available without regard to the availability of an effective registration statement under the Securities Act registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants. Reference is hereby made to the “Warrants” description above and to the terms and provisions of the Pre-Funded Warrant, a form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Underwriter Warrants

We will issue to the underwriter or its designees at the closing of this offering Underwriter Warrants to purchase the number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in this offering, including shares underlying the Pre-Funded Warrants sold in this offering and including shares sold upon exercise of the option to purchase additional securities. The Underwriter Warrants will be exercisable immediately and will have the same terms as the Warrants described above, except that (i) the exercise price of the Underwriter Warrants will equal 125% of the public offering price per share and accompanying Warrant and (ii) the Underwriter Warrants will expire five years from the commencement of the sales pursuant to this offering. Reference is hereby made to the “Warrants” description above and to the terms and provisions of the Underwriter Warrant, a form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrants.

UNDERWRITING

Pursuant to the underwriting agreement with H.C. Wainwright & Co., LLC, as sole underwriter of this offering, we have agreed to issue and sell to the underwriter, and the underwriter has agreed to purchase from us, at the respective public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the respective numbers of shares of our Common Stock, Warrants and Pre-Funded Warrants listed opposite its name below, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Warrants
H.C. Wainwright & Co., LLC

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares, Pre-Funded Warrants and Warrants sold under the underwriting agreement if any of these shares, Warrants and Pre-Funded Warrants are purchased, other than those shares covered by the underwriter’s option to purchase additional shares of Common Stock and/or Warrants described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of Common Stock, the Warrants and the Pre-Funded Warrants to the public at the public offering prices set forth on the cover page of this prospectus supplement. The underwriter may offer the shares of Common Stock, the Warrants and the Pre-Funded Warrants and to securities dealers at the public offering price less a concession not in excess of $                per share and Warrant. If all of the shares of Common Stock, Warrants and Pre-Funded Warrants are not sold at the public offering prices, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares of Common Stock, the Warrants and the Pre-Funded Warrants subject to its acceptance of the shares of Common Stock, the Warrants and the Pre-Funded Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the securities offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions specified in the underwriting agreement.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional shares of Common Stock (up to 15% of the shares of Common Stock and shares underlying the Pre-Funded Warrants offered in this offering) and/or Warrants to purchase up to shares of our Common Stock at the public offering price per share of Common Stock or Warrant, respectively, listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses and fees, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

Per Share	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total without Option	Total with Option
Public offering price	$	$
Underwriting discounts and commissions payable by us	$	$
Proceeds, before expenses and fees, to us	$	$

We have agreed to pay the underwriter (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) a non-accountable expense allowance of $35,000, (iv) up to $100,000 for reasonable fees and expenses of outside legal counsel of the underwriter, and (v) $15,950 for the clearing expenses of the underwriter in connection with this offering.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.8 million and are payable by us.

Underwriter Warrants

In addition, we have agreed to issue to the underwriter or its designees at the closing of this offering Underwriter Warrants to purchase the number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in this offering, including shares underlying the Pre-Funded Warrants sold in this offering and including shares sold upon exercise of the underwriter’s option to purchase additional securities. The Underwriter Warrants will be exercisable immediately and will have the same terms as the Warrants, except that (i) the exercise price of the Underwriter Warrants will equal 125% of the public offering price per share and accompanying Warrant and (ii) the Underwriter Warrants will expire five years from the commencement of the sales pursuant to this offering. The Underwriter Warrants and the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

Warrant Fee

Upon any exercise of the Warrants issued in the offering for cash, we have agreed to pay the underwriter (i) a cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants.

Tail Financing Payments

We have also agreed to pay the underwriter, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the underwriter during the term of its engagement or introduced to us by the underwriter during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

In addition, we have granted the underwriter a 9-month right of first refusal to act as the sole book-running manager, sole underwriter or sole placement agent if we or any of our subsidiaries raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities other than with respect to certain excluded transactions.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our Common Stock or any securities convertible into or exercisable or exchangeable into share of Common Stock, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement unless we obtain prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to a stock or option plan, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this prospectus supplement, and (iii) as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days following the pricing of this offering, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

In addition, subject to certain limited circumstances, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. Such lock-up restriction does not apply to any securities acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our Common Stock.

Stabilizing transactions permit bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of shares of Common Stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our Common Stock. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our Common Stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our Common Stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions.

Insider Participation

Certain of our executive officers and other senior employees, including our Chief Executive Officer, have indicated an interest in purchasing up to an aggregate of approximately $650,000 of securities in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no securities in this offering to such individuals, and such individuals may determine to purchase more, less or no securities in this offering.

Transfer Agent

The transfer agent and registrar for our Common Stock is Broadridge Financial Solutions, Inc., 2 Gateway Center, 283-299 Market Street, 15th Floor, Newark, New Jersey 07102.

Listing on the NASDAQ Global Market

Our Common Stock is listed on NASDAQ Global Market under the symbol “SRGA.” There is no established trading market for the Warrants, the Pre-Funded Warrants or the Underwriter Warrants, and we do not expect a trading market to develop. We do not intend to list the Warrants the Pre-Funded Warrants or the Underwriter Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants, the Pre-Funded Warrants or the Underwriter Warrants will be extremely limited.

Selling Restrictions

European Economic Area

None of this this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants which are the subject of the offering contemplated in this this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither Surgalign Holdings, Inc. nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Common Stock, Pre-Funded Warrants and/or Underwriter Warrants. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants under, the offers contemplated in this prospectus supplement or the accompanying prospectus, or to whom the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with Surgalign Holdings, Inc. and the underwriter that it and any person on whose behalf it acquires shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants is (a) an EEA Qualified Investor; and (b) in the case of any shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the EEA other than EEA Qualified Investors, or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale, or (ii) where shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants have been acquired by it on behalf of persons in the EEA other than EEA Qualified Investors, the offer of those shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants to it is not treated under the Prospectus Regulation as having been made to such persons.

Surgalign Holdings, Inc., the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

None of this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither Surgalign Holdings, Inc. nor the underwriter have authorized, nor do they authorize, the making of any offer of shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants under, the offers contemplated in this prospectus supplement or the accompanying prospectus, or to whom the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with the Surgalign Holdings, Inc. and the underwriter that it and any person on whose behalf it acquires shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants is (a) a UK Qualified Investor; and (b) in the case of any shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants acquired by it as a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, (i) the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons other than UK Qualified Investors, or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale, or (ii) where shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants have been acquired by it on behalf of persons other than UK Qualified Investors, the offer of those shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants to it is not treated under the UK Prospectus Regulation as having been made to such persons.

Surgalign Holdings, Inc., the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Surgalign Holdings, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of Common Stock, Pre-Funded Warrants, Warrants and/or Underwriter Warrants in, from or otherwise involving the United Kingdom.

The above selling restriction is in addition to any other selling restrictions set out below.

Switzerland

This document is not intended to constitute an offer to, or solicitation of, investors in Switzerland to purchase or invest in securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA (unless in circumstances falling within article 36 of the FinSA). This document does not constitute a prospectus supplement pursuant to the FinSA and has been prepared without regard to the disclosure standards for issuance prospectus supplements under the FinSA, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document has not been and will not be reviewed or approved by a Swiss reviewing body (“Prüfstelle”) pursuant to article 51 of the FinSA and does not comply with the disclosure requirements applicable to a prospectus supplement within the meaning of article 35 of the FinSA. Further, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus supplement requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus supplement under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, the underwriter, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Lowenstein Sandler LLP, New York, New York, is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Surgalign Holdings, Inc. and its subsidiaries incorporated in this prospectus supplement by reference from Surgalign Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Surgalign Holdings, Inc.’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 16, 2021, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs referring to: (a) effective January 1, 2019, the Company adopted ASC 842, Leases, using the optional transition method;(b) the reporting of the effects of discontinued operations for all periods presented; and (c) the conditions that raise substantial doubt about Surgalign Holdings, Inc.’s ability to continue as a going concern, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Surgalign files with the SEC, including the documents incorporated by reference in this prospectus, without charge through the SEC’s website at www.sec.gov. You can also obtain such documents free of charge from our website at www.surgalign.com under the caption “Investors.” Information contained on our website does not constitute part of this prospectus and will not be deemed to be incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

1.

Our Annual Reports on Form 10-K and 10-K/A, for the year ended December 31, 2020, filed with the SEC on March 16, 2021 and September 24, 2021, respectively, (including the portions of our Definitive Proxy Statement on Schedule 14A relating to our 2021 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on April 1, 2021);

2.

Our Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021 and September 24, 2021, respectively, and our Quarterly Reports on Form 10-Q for the quarters ended June  30, 2021 and September 30, 2021 filed with the SEC on August  6, 2021 and November 9, 2021, respectively;

3.

Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on January 25, 2021 (Form 8-K/A), February 12, 2021, March 12, 2021, March 18, 2021, April 8, 2021, April 23, 2021, May 5, 2021, June  4, 2021, June  11, 2021, September 15, 2021, September 23, 2021, December 17, 2021, December 27, 2021, January  5, 2022 and January 18, 2022; and

4.

The description of our Common Stock contained in Amendment No.  1 to our Registration Statement on Form S-3 (File No. 333-259893) filed on December 23, 2021, including all material incorporated by reference in such registration statement and any subsequently filed amendments and reports updating such description.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Surgalign Holdings, Inc., Attention: Corporate Secretary, 520 Lake Cook Road, Suite 315, Deerfield, Illinois, 60015 (877) 343-6832.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or any accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded. Please note that information contained in our website is not part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

PROSPECTUS

SURGALIGN HOLDINGS, INC.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

Purchase Contracts

Subscription Rights

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering, including the offering price, in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SRGA.” On December 22, 2021, the closing price of our common stock was $0.81. We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on Nasdaq. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 3 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 28, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with general information regarding the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed.

The prospectus supplement also may add, update or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted.

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As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of their prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the applicable prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date. For example, for a document incorporated by reference into this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus includes our trademarks, trade names and service marks, all of which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner forgo or will not assert, to the fullest extent permitted under applicable law, our rights or the rights of any applicable licensors to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Surgalign,” “Company,” “we,” “us” and “our” or similar references to refer to Surgalign Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary does not contain all the information that may be important to you. You should read carefully this prospectus, the related prospectus supplement and the documents incorporated by reference herein before deciding to invest in our securities.

About Surgalign Holdings, Inc.

We are a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery. We have a broad portfolio of spinal hardware implants, including solutions for fusion procedures in the lumbar, thoracic, and cervical spine, motion preservation solutions for the lumbar spine, and a minimally invasive surgical implant system for fusion of the sacroiliac joint. We also have a portfolio of advanced and traditional orthobiologics, or biomaterials. In addition to our spinal hardware and biomaterials portfolios, we are developing an augmented reality and artificial intelligence digital surgery platform called HOLO ™ to enable digital spine surgery, which we believe is one of the most advanced artificial intelligence technologies being applied to surgery. HOLO Portal™ surgical guidance, a component of our HOLO ™ platform, is designed to automatically recognize, identify, and segment patient anatomy to autonomously assist the surgeon throughout the surgical procedure. This proprietary artificial intelligence-based platform system is an intelligent anatomical mapping technology designed to assist surgeons by allowing them to remain in safe anatomical zones, and to enhance surgical performance. We plan to leverage our digital surgery platform to improve patient outcomes and drive adoption of our spinal hardware implants and biomaterials products. We are developing a pipeline of new innovative technologies that we plan to integrate with our digital surgery platform. We currently market and sell products to hospitals, ambulatory surgery centers, and healthcare providers in the United States and in more than 40 countries worldwide. We are headquartered in Deerfield, Illinois, with commercial, innovation and design centers in San Diego, CA; Wurmlingen, Germany; and Warsaw, Poland.

Corporate Information

The original Regeneration Technologies, Inc. (“RTI”) was incorporated in 1997 in Florida as a wholly owned subsidiary of the University of Florida Tissue Bank (“UFTB”). RTI began operations on February 12, 1998 when UFTB contributed its allograft processing operations, related equipment and technologies, distribution arrangements, research and development activities, and certain other assets to RTI. At the time of its initial public offering in August 2000, RTI was reincorporated in the State of Delaware, and in February 2008, RTI changed its name to RTI Biologics, Inc. In July 2013, RTI Biologics, Inc. completed the acquisition of Pioneer Surgical Technology, Inc. and, in connection with the acquisition, changed its name from RTI Biologics, Inc. to RTI Surgical, Inc. In August 2017, RTI Surgical, Inc. completed the sale of substantially all of the assets related to its cardiothoracic closure business to A&E Advanced Closure Systems, LLC, a subsidiary of A&E Medical Corporation. On January 4, 2018, RTI Surgical, Inc. entered the sacroiliac joint fusion market with the acquisition of Zyga Technology, Inc., a private commercial-stage company that had developed and begun to commercialize the Simmetry Sacroiliac Joint Fusion System. On March 8, 2019, RTI Surgical, Inc. acquired Paradigm Spine, LLC (“Paradigm”), a private commercial-stage company focused on motion preservation and non-fusion spinal implant technology whose primary product was the Coflex Interlaminar Stabilization Device, a minimally invasive motion preserving stabilization implant. In connection with the Paradigm transaction, we restructured and RTI Surgical, Inc. became a wholly owned subsidiary of RTI Surgical Holdings, Inc.

On July 20, 2020, we completed the sale of our former original equipment manufacturer businesses (“OEM Businesses”) to Ardi Bidco Ltd., an entity owned and controlled by Montagu Private Equity LLP. As a result of the disposition, our former OEM Businesses and our former business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using certain sterilization processes were sold. In connection with this transaction, we changed our name from RTI Surgical Holdings, Inc. to Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, we changed the ticker symbol for our common stock to “SRGA,” and we became a pure-play global spine company. On October 23, 2020, we acquired Holo Surgical Inc. (“Holo Surgical”) and the technology related to the HOLO ™ platform.

On April 30, 2021, we acquired certain assets from Prompt Prototypes LLC (“Prompt”) to expand our research and development capabilities, and to create the capacity to produce certain medical prototypes.

Our principal offices are located at 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015, and our phone number is (224) 303-4651.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the heading “Risk Factors” in the applicable prospectus supplement, as well as other information contained or incorporated by reference therein, and under the caption “Risk Factors” and elsewhere in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus include the following items:

•	the anticipated impact of the COVID-19 pandemic and our attempts at mitigation;

•	the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same;

•	potential reputational damage that we have or may suffer as a result of the findings of the SEC’s and our internal investigations or otherwise;

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the outcome of ongoing litigation and investigations, including the SEC investigations, the securities class action and the stockholder derivative suit, as well as any potential future investigations and litigation;

•	general worldwide economic conditions and related uncertainties;

•	the failure by us to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives;

•	the reliability of our supply chain;

•	our ability to meet obligations under our material agreements;

•	the duration of decreased demand for our products;

•	whether or when the demand for procedures involving our products will increase;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies;

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our access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund our operations and pay our obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets;

•	our financial position and results, total revenue, product revenue, gross margin, and operations;

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failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical acquisition and other elements of our digital surgery strategy, including the failure of Holo Surgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s products;

•	the failure to effectively integrate Holo Surgical’s operations with our existing operations and retain key personnel;

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the number of shares and amount of cash that may be required in connection with any post-closing payments for our acquisitions of Paradigm and Holo Surgical, including as a result of changes in the trading price of our common stock and its effect on the amount of cash needed to fund any post-closing payments in connection with such acquisitions;

•	the diversion of management time and attention to the Holo Surgical transaction and subsequent integration;

•	the effect and timing of changes in laws or in governmental regulations;

•	the volatility of the trading price of our common stock;

•	additional dilution that may occur as a result of the exercise of the warrants issued in connection with our June 2021 equity offering;

•	our ability to secure financing in the future and continue as a going concern;

•	our appointment of a new registered independent accounting firm; and

•	other risks described in our public filings with the SEC.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “requires,” “hopes,” “may,” “will,” “assumes,” “could,” “should,” “would,” “predict,” “potential” and variations of such terms or the negative of these terms or other comparable terminology, or by discussion of strategy. Do not unduly rely on forward-looking statements. These statements give our expectations about future performance, but are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Some of the matters described in the “Risk Factors” section constitute cautionary statements which identify factors regarding these forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results indicated in these forward-looking statements. Other factors could also cause actual results to vary materially from the future results indicated in such forward-looking statements.

Forward-looking statements speak only as of the date they are made, and unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

1.

Our Annual Reports on Form 10-K and 10-K/A, for the year ended December 31, 2020, filed with the SEC on March 16, 2021 and September  24, 2021, respectively, (including the portions of our Definitive Proxy Statement on Schedule 14A relating to our 2021 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on April 1, 2021);

2.

Our Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021 and September  24, 2021, respectively, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021 filed with the SEC on August 6, 2021 and November 9, 2021, respectively; and

3.

Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on December  30, 2020 (Form 8-K/A), January 25, 2021 (Form 8-K/A), February  12, 2021, March  12, 2021, March  18, 2021, April  8, 2021, April  23, 2021, May  5, 2021, June  4, 2021, June  11, 2021, September  15, 2021, September  23, 2021 and December 17, 2021.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Surgalign Holdings, Inc., Attn: Corporate Secretary, 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015, (877)-343-6832.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. Please note that information contained in our website is not part of this prospectus or the documents incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Surgalign files with the SEC, including the documents incorporated by reference in this prospectus, without charge through the SEC’s website at www.sec.gov. You can also obtain such documents free of charge from our website at www.surgalign.com under the caption “Investors.” Information contained on our website does not constitute part of this prospectus and will not be deemed to be incorporated by reference herein.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include, without limitation, working capital, capital expenditures and the financing of possible future acquisitions and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating to such securities will set forth our intended use of the net proceeds that we receive from the sale of such securities.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of the various types of securities that we may offer. Any prospectus supplement may also add, update or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

In this prospectus, we refer to the common stock (including the associated rights), preferred stock, debt securities, depositary shares, warrants, units, purchase contracts and subscription rights collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $300,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Amended and Restated Certificate of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

As of December 20, 2021, under our Amended and Restated Certificate of Incorporation (as amended), we had the authority to issue 300,000,000 shares of common stock, par value $0.001 per share, of which 139,199,827 shares of our common stock were outstanding as of that date.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the DGCL and the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended from time to time.

Voting Rights

Holders of common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders.

At a meeting of stockholders at which a quorum is present, the vote of the holders of a majority of the shares of our capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Cumulative voting for the election of directors is not authorized by our Amended and Restated Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock will be entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our Board of Directors from time to time may determine.

Preemptive Rights

The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption

The shares of our common stock are not subject to redemption.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive the assets legally available for distribution to our stockholders ratably among the holders of its common stock after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including warrants and restricted stock units to various lenders, investors, consultants, employees, officers and directors of our company. As of December 20, 2021, we have outstanding: (i) stock options to purchase 5,339,441 shares of our common stock, (ii) 680,246 shares of common stock issuable upon the vesting of outstanding restricted stock awards, (iii) 4,914,991 shares of common stock issuable upon vesting of outstanding restricted stock units, (iv) warrants to purchase an aggregate of 28,985,508 shares of common stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024, and (v) additional warrants to purchase an aggregate of 1,739,130 shares of common stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024. In addition, in connection with prior acquisitions, we have granted rights to receive shares of our common stock as a part of contingent consideration arrangements. For example, pursuant to the purchase agreement governing our acquisition of Holo Surgical, we may be required to pay contingent consideration to the seller of Holo Surgical in an aggregate amount of up to $83 million, which must be first paid in shares of our common stock (in an amount of up to 8,650,000 shares) and then paid in cash thereafter. Additionally, in connection with our 2019 acquisition of Paradigm, we may be required to pay contingent consideration in an aggregate amount of up to $85 million in shares of our common stock and we may pay up to an additional $45 million of contingent consideration, at our election, in either cash or shares of our common stock. In addition, in connection with our April 2021 acquisition of certain assets from Prompt, we may be required to pay one of the sellers an aggregate amount of up to $0.6 million of contingent consideration in the form of cash and restricted shares of our common stock, which is contingent on the seller’s continued employment with us.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SRGA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc., 2 Gateway Center, 283-299 Market Street, 15th Floor, Newark, New Jersey 07102.

Description of Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Amended and Restated Certificate of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A certificate of designation or amendment to the Amended and Restated Certificate of Incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended from time to time.

As of December 20, 2021, under our Amended and Restated Certificate of Incorporation we had the authority to issue 5,000,000 shares of preferred stock, par value $0.001 per share, which are issuable in series on terms to be determined by our Board of Directors. Accordingly, our Board of Directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series will rank equally and will provide for other terms as described in the applicable prospectus supplement. We previously designated 50,000 shares of our preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). On July 24, 2020, we redeemed all of the outstanding shares of Series A Stock and filed a Certificate of Retirement of Series A Stock with the Delaware Secretary of State to eliminate all references to the Series A Stock from our charter. As of December 20, 2021, no shares of our preferred stock were issued and outstanding.

Terms of Preferred Stock

Unless otherwise provided in the applicable prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock will accumulate, if applicable;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation of the conversion price);

•	any right to convert the preferred stock into a different type of security;

•	any voting rights attributable to the preferred stock;

•	any rights and preferences upon our liquidation, dissolution or winding up of our affairs;

•	any terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses as follows:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions when, as, and if declared by our Board of Directors, out of legally available funds, and to share pro rata based on the number of shares of preferred stock, common stock and other parity equity securities outstanding. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to the applicable series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by our Board of Directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock. Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which will not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation of the conversion price), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price. No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

If our Board of Directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholder. Our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale, transfer, pledge or other disposition of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance or transfer of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a change of control of our company or changes in management that our stockholders might deem advantageous, including transactions in which stockholders might otherwise receive a premium for their shares. As a result of these provisions, the price investors may be willing to pay for shares of our common stock may be limited, thereby depressing the market price of our common stock. Moreover, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board. Because our

Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock, without action by the stockholders, makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. Thus, our Board could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Stockholder Action

Our Amended and Restated Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

Exclusive Forum

Our Amended and Restated Bylaws specify that, unless a majority of our Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, our bylaws or our certificate of incorporation, (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. If the Court of Chancery does not have jurisdiction over any such action, then another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, will be the sole and exclusive forum for such action. Our Amended and Restated Bylaws also provide that, unless a majority of our Board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

The provisions of the DGCL, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our subsidiaries which may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

We may issue “senior,” “senior subordinated” or “subordinated” debt securities. “Senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. “Senior subordinated securities” will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. “Subordinated securities” will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures do not limit the amount of debt securities that we may issue. Each indenture will provides that we may issue debt securities up to the principal amount we authorize from time to time. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any other of our senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture and the discussion contained in any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as our Board of Directors may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and terms of the debt securities, which may include:

•	the title of the debt securities;

•	the terms (if any) under which the securities will be guaranteed by our subsidiaries;

•	the series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•

the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock or any other security or property;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

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if payments of principal of, and interest and any additional amounts on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and interest and any additional amounts on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale or other assignment;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	provisions relating to satisfaction and discharge of the indenture; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest and any additional amounts on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Guarantors

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest. We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

For additional discussion of book entry and certificated securities, see the section entitled “Legal Ownership of Securities” included in this prospectus. We have obtained the above information in this section and the “Legal Ownership of Securities” section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

•

Either: (a) the company is the surviving entity; or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 60 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 60-day period);

•	default in the payment of principal of, and any other amounts due on, any debt security of that series when due and payable either at maturity, redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors, or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties, or orders our liquidation (and the order remains in effect for 60 days); and

•

any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily will constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guarantees by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the above, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•

reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal, interest or any additional amounts on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	waive a redemption payment with respect to any debt security.

Changes Not Requiring Approval of Debt Holders

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination: (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to provide security for or a guarantee of any series of debt securities;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.

The conditions include, among others, the following:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of our company will be described in the applicable prospectus supplement. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of our company to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to redeem the debt securities in whole or in part.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed; or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures, the debt securities and any guarantees of debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus forms a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants), debt securities (which we refer to as debt security warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise and receive the securities purchasable upon exercise of its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum and/or maximum amount of warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	any material United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants, preferred stock warrants, debt security warrants or depositary shares warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants, preferred stock warrants, debt security warrants or depositary shares warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock, debt securities or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock, preferred stock, debt securities or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporate trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement: (i) the warrant certificate properly completed and duly executed and (ii) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock, preferred stock, debt securities or depositary shares. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant, debt security warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the above, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock, debt securities or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant, debt security warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock, debt securities or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of December 20, 2021, we had outstanding:

•	warrants to purchase an aggregate of 28,985,508 shares of common stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024; and

•	additional warrants to purchase an aggregate of 1,739,130 shares of common stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, depositary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Units,” “Description of Purchase Contracts” and “Description of Subscription Rights” will apply to each unit and to any common stock, preferred stock, debt security, depositary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the purchaser receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material United States federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

See also the section entitled “Description of Debt Securities—Form, Transfer and Exchange” above for additional discussion of book entry and certificated form of ownership as such forms of ownership impact the rights and obligations of purchasers of debt securities to be issued under this prospectus.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry securities. Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she or it maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to determine the following:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary or its nominee will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

We may at any time and in our sole discretion determine not to have any of the book-entry securities of any series represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities of that series.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his, her or its name, and cannot obtain non-global certificates for his, her, or its interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the securities and protection of his, her or its legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book- entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified under the Exchange Act to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular types and series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of those methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	the amounts underwritten;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•

Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Sidley Austin LLP. Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Surgalign Holdings, Inc. and its subsidiaries incorporated in this prospectus by reference from Surgalign Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Surgalign Holdings, Inc.’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 16, 2021, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs referring to: (a) effective January 1, 2019, the Company adopted ASC 842, Leases, using the optional transition method;(b) the reporting of the effects of discontinued operations for all periods presented; and (c) the conditions that raise substantial doubt about Surgalign Holdings, Inc.’s ability to continue as a going concern, and (2) expresses an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Holo Surgical Inc. as of and for the years ended December 31, 2019 and 2018 and as of and for the nine-month periods ended September 30, 2020 and 2019, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on December 30, 2020, have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

SURGALIGN HOLDINGS, INC.

Shares of Common Stock

Warrants to Purchase up to                Shares of Common Stock

Pre-Funded Warrants to Purchase up to                Shares of Common Stock

Underwriter Warrants to Purchase up to                Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

        , 2022